                                  EXHIBIT 99.2

                                                                    Exhibit 99.2
                                                                    ------------



                 SUBJECT TO COMPLETION DATED __________,  1997



[Exhibit 99.2 Form of Prospectus Supplement. This form of Prospectus Supplement is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Notes will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED __________, 1996)

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                  ADVANTA AUTO RECEIVABLES FINANCE CORPORATION,
                                     199_-_
               $_________ Auto Receivables Backed Notes, [Class A] $_________ Auto Receivables Backed Notes, [Class B]

                    ADVANTA AUTO FINANCE CORPORATION, Sponsor
                   ADVANTA AUTO FINANCE CORPORATION, Servicer
                                             , Originator
--------------------------------------------------------------------------------

     The Auto Receivables Backed Notes (the "Notes") offered hereby represent the right to receive repayment of the initial principal amount($ )of the Notes and monthly interest on the unpaid portion of such principal amount. The Notes will be issued by Advanta Auto Receivables Finance Corporation 199_-_ (the "Issuer"), a limited purpose corporation organized under the laws of the State of Nevada. The Notes will initially be issued in two classes: [Class A] Notes (the "[Class A] Notes") with an interest rate of ___% per annum and representing the right to receive __% (the "[Class A] Percentage") of the Initial Aggregate Balance and [Class B] Notes (the "[Class B] Notes") with an interest rate of ___% per annum and representing the right to receive __% (the "[Class B] Percentage") of the Initial Aggregate Balance. The Indenture provides that the Issuer may, from time to time, subject to certain conditions set forth therein, enter into Supplements directing the issuance of a third class of Notes (the "[Class C] Notes") which will be subordinate to the [Class A] Notes and to the [Class B] Notes. If any such [Class C] Notes are issued, the [Class C]
Noteholders shall have the right to receive a specified percentage of the Initial Aggregate Balance (the "[Class C] Percentage") which shall not exceed ___%. Only the [Class A] Notes and the [Class B] Notes are hereby being offered (together, the "Offered Notes"). The Series 199__-__ Collateral (the "Collateral") will consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles and light duty trucks financed thereby or participation interests therein,] together with all monies received relating thereto (the "Contracts") [the underlying new and used automobiles and light duty trucks (the "Vehicles," together with the Contracts], the
"Receivables"), and the proceeds thereof received by the Issuer from the Originator on or prior to the date of the issuance of the Notes. [The Collateral also will include a perfected security interest in the Vehicles, certain of the Originator's rights under certain (cover continued on next page)


     Capitalized terms used herein are defined terms having specific meanings. An "Index of Defined Terms" is set forth as page ___ hereto, which indicates the page on which such defined terms are defined.

     THE RIGHTS OF THE HOLDERS OF THE CLASS B NOTES WILL BE SUBORDINATED TO THE RIGHTS OF THE HOLDERS OF THE CLASS A NOTES, AS SET FORTH HEREIN UNDER "RECEIVABLES ACQUISITION AGREEMENT -- FLOW OF FUNDS".

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND TO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE ORIGINATOR, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE NOTES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE ISSUER, THE ORIGINATOR OR THE SERVICER.

                           ---------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE ___ HEREIN AND PAGE ___ IN THE PROSPECTUS.


--------------------------------------------------------------------------------
                             Initial Public     Underwriting    Proceeds to the
                             Offering Price      Discount(1)         Issuer
--------------------------------------------------------------------------------
[Per Class A Note].........
---------------------------
[Per Class B Note].........
---------------------------
Total......................
--------------------------------------------------------------------------------

--------------


(1) The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2)  Before deducting estimated expenses of $____________ payable by the Issuer.



                           ---------------------------


     [The Notes are offered, subject to prior sale, when, as and if accepted by the Underwriter(s) and subject to the approval of certain legal matters by Dewey Ballantine, counsel for the Underwriter(s). It is expected that delivery of the Notes will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company on or about ____________, 199__.]



                        [Name(s) of the Underwriter(s)]

(continued from cover)
Insurance Policies relating to the Receivables, any amounts deposited from time to time in the Collection Account or the Reserve Account and any amounts on deposit in the Pre-Funding Account.]

     The Notes will be issued by the Issuer pursuant to that certain indenture (the "Indenture") entered into between the Issuer and ____________________, as Trustee. Pursuant to the Indenture, the Collateral will be pledged to secure the repayment of the Notes.

     The Originator will transfer all of its right, title and interest in and to the Receivables to the Issuer pursuant to the Receivables Acquisition Agreement to be entered into between the Originator and the Issuer (the "Receivables Acquisition Agreement"). [The Vehicles are principally ___________.]

                          [Form of Credit Enhancement]

                              [e.g., Bond Insurer]

     [On or before the issuance of the Notes, the Issuer will obtain from ______________ (the "Bond Insurer") certificate guaranty insurance policies, each relating to a class of Notes (the "Bond Insurance Policies"), in favor of ____________, as Trustee for the holders of the Notes. The Bond Insurance Policies will provide for 100% coverage of the amounts due on the related Notes.]


     Principal and interest with respect to the Notes is payable on the [twenty-fifth] day (each, a "Payment Date") of each month (or, if such day is not a Business Day, the next succeeding Business Day), commencing _____________ [25,] 199_. Distributions of interest and principal on the [Class B] Notes will be subordinated in priority of payment to interest and principal due on the [Class A] Notes to the extent described herein in the event of defaults and delinquencies on the Receivables. Distributions of interest and principal on the [Class C] Notes will be subordinated in priority of payment to interest and principal due on the Offered Notes to the extent described herein. The maturity date of the Notes will be _________, 19____ (the "Stated Maturity Date").

                           ---------------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                           ---------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER(S) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                           ---------------------------


                           REPORTS TO SECURITYHOLDERS

     Unless and until Definitive Notes are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holders of the Notes. See "Description of the Securities--Book-Entry Registration" and
"--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Issuer will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

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                                SUMMARY OF TERMS


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus


Issuer...............................   Advanta   Auto    Receivables    Finance
                                        Corporation  199_-_, a [limited purpose]
                                        corporation  organized under the laws of
                                        the  State  of  Nevada.   The  principal
                                        executive offices of the Issuer are located at 500 Office Center Drive, Fort
                                        Washington, Pennsylvania 19034, and its telephone number is (215) 283-4200.

Servicer.............................   Advanta  Auto  Finance  Corporation (the
                                        "Servicer"),  a Nevada  corporation. The
                                        principal   executive   offices  of  the
                                        Servicer   are  located  at  500  Office
                                        Center    Drive,     Fort    Washington,
                                        Pennsylvania 19034, and its telephone number is (215) 283-4200.

Originator...........................   Advanta  Auto Finance  Corporation  (the
                                        "Originator"), a Nevada corporation. The
                                        principal   executive   offices  of  the
                                        Originator  are  located  at 500  Office
                                        Center    Drive,     Fort    Washington,
                                        Pennsylvania 19034, and its telephone number is (215) 283-4200.

Trustee..............................   __________________________________  (the
                                        "Trustee"),    a    [national    banking
                                        association].  The  principal  executive
                                        offices of the  Trustee  are  located at
                                        ---------------------------------------,
                                        and    its    telephone     number    is
                                        ______________. The Servicer will be responsible for payment of the fees of the Trustee.

Cut-Off Date.........................   ________ __, 199__.

Closing Date.........................   ________ __, 199__.

Offered Securities...................   The   "Securities"   consist   of   Auto
                                        Receivables   Backed  Notes  which  will
                                        initially   be  issued  in  two  classes
                                        entitled ____% Auto  Receivables  Backed
                                        Notes,   [Class   A]  and   ____%   Auto
                                        Receivables Backed Notes, [Class B]. The
                                        Indenture provides that the Issuer may, from time to time, subject to certain conditions set forth therein, enter into
                                        supplements  to  the  Indenture  (each a
                                        "Supplement") directing  the issuance of
                                        [Class   C]   Notes    which   will   be
                                        subordinate  to the  [Class A] Notes and
                                        to the [Class B] Notes.  Only the [Class
                                        A] Notes  and the  [Class  B] Notes  are
                                        being offered hereby.  Each Note will be
                                        secured   by  a   fractional   undivided
                                        security  interest  in  the  Collateral.
                                        Payments of  principal  and  interest on
                                        the   Notes   will  be   full   recourse
                                        obligations of the Issuer.

                                        The [Class A] Notes will be issued in minimum denominations of $[1,000] and the [Class B] Notes will be sold in minimum denominations of $[1,000] and integral multiples thereof.

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                                       S-2

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Series 199_-_ Collateral.............   The  Collateral   will  consist  of  any
                                        combination of retail  installment sales
                                        contracts between manufacturers, dealers
                                        or certain other  originators and retail
                                        purchasers   secured  by  new  and  used
                                        automobiles   and  light   duty   trucks
                                        financed   thereby   or   [participation
                                        interests] therein,  all monies relating
                                        thereto    (the    "Contracts"),    [the
                                        underlying new and used  automobiles and
                                        light  duty  trucks  ([the   "Vehicles,"
                                        together   with  the   Contracts],   the
                                        "Receivables") and the proceeds thereof.
                                        [The  Collateral  also  will  include  a
                                        perfected   security   interest  in  the
                                        Vehicles,  certain  of the  Originator's
                                        rights under certain insurance  policies
                                        relating to the Receivables, any amounts
                                        deposited  from  time  to  time  in  the
                                        Collection   Account   or  the   Reserve
                                        Account and any amounts on deposit in the Pre-Funding Account.]

                                        [The Originator will transfer all of its right, title and interest in and to the Receivables to the Issuer pursuant to the Receivables Acquisition Agreement to
                                        be entered into  between the  Originator
                                        and  the  Issuer.   In  the  Receivables
                                        Acquisition  Agreement,  the  Originator
                                        will make  certain  representations  and
                                        warranties  to the Issuer  with  respect
                                        to, among other things, the Receivables,
                                        which   representations  and  warranties
                                        will be assigned to the Trustee under the Indenture.]

                                        [The  maximum  collateral  value  of any
                                        Contract  will not exceed  $      (_% of
                                        the  Initial  Aggregate  Balance).   The
                                        excess,   if  any,  of  the   Discounted
                                        Contract    Balance   (as    hereinafter
                                        defined) of any Contract over $     (the
                                        "Excess  Contract  Balance") will act as
                                        additional   credit  support,   and  all
                                        Contract Payments under each Contract will be paid through to the Issuer, as collected, and as available.]

The Receivables......................   The Receivables consist of noncancelable
                                        retail   installment   sales   contracts
                                        between   manufacturers,    dealers   or
                                        certain  other  originators  and  retail
                                        purchasers   secured  by  new  and  used
                                        automobiles   and  light   duty   trucks
                                        financed    thereby   or   participation
                                        interests   therein].   Each   Obligor's
                                        obligation  under its Contract is a full
                                        recourse obligation.  The Contracts also
                                        contain provisions which unconditionally
                                        obligate   the   Obligor   to  make  all
                                        Contract Payments.

                                        [All of the Contracts  were purchased by
                                        the Sponsor from the  Originator  in the
                                        ordinary  course  of  business  and  the
                                        Contracts  constitute  substantially all
                                        of the  automobile  and light duty truck
                                        retail    installment   sale   contracts
                                        included in the  Originator's  portfolio
                                        meeting the selection criteria described
                                        herein. Such selection criteria included
                                        that:  (i) each Contract is secured by a
                                        new or used  automobile  or  light  duty
                                        truck; (ii) each Contract was originated
                                        in  the   United   States;   (iii)  each
                                        Contract   provides  for  level  monthly
                                        payments that fully amortize the amount financed over its original term except that the payment in the first or last month in the life of the Contract may be
                                        minimally   different   from  the  level
                                        payment,  and a  minimal  number  of the
                                        Contracts  provide for monthly  payments
                                        for a period of time not  exceeding  one
                                        year after origination in an amount less
                                        than such level  payment,  provided that
                                        as  of  the  Cutoff   Date  the  monthly
                                        payment  currently  due under  each such
                                        Contract is equal to such level payment;
                                        (iv) each Contract was  originated on or
                                        prior to    ,  199 ; (v)  each  Contract
                                        has an  original  term  of      to
                                        months and, as of the Cutoff Date, had a remaining term to maturity of not less

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                                       S-3

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                                        than three  months nor more than  month;
                                        (vi)  each  Contract  provides  for  the
                                        payment of a finance charge at an APR ranging from __% to__ %; (vii) each Contract shall not have a Scheduled Payment that is more than 30 days past due as of the Cutoff Date; (viii) no Contract shall be due, to the best knowledge of the Originator, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (ix) no Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (x) as of the Cutoff Date, physical damage insurance relating to each Vehicle is not being force-placed by the Servicer.]

                                        [As of the  Cutoff  Date,  approximately
                                        ___%  and   approximately   __%  of  the
                                        Aggregate  Discounted  Contract  Balance
                                        are  expected  to  represent   Contracts
                                        secured  by  automobiles  and light duty
                                        trucks,   respectively.   Based  on  the
                                        Aggregate  Discounted  Contract Balance,
                                        approximately  __% and approximately __%
                                        of  the   Contracts   are   expected  to
                                        represent financing of new vehicles and used vehicles, respectively, and no more than __% of the Contracts are expected

                                        to  be  due   from   employees   of  the
                                        Originator  or  any  of  its  respective
                                        affiliates.  As of the Cutoff Date,  the
                                        average  Principal  Balance of Contracts
                                        secured  by  automobiles  and light duty
                                        trucks is expected  to be  approximately
                                        $       and    approximately    $      ,
                                        respectively.   The   majority   of  the
                                        Vehicles  are expected to be foreign and
                                        domestic   automobiles  and  light  duty
                                        trucks. Except in the case of any breach
                                        of representations and warranties by the
                                        Originator,  it is expected that none of
                                        the  Contracts  provide for  recourse to
                                        the   Originator   who   originated  the
                                        related Contract.]

[Pre-Funding Account.................   On the Closing  Date,  the Trustee  will
                                        deposit into an account  established and
                                        maintained    by   the   Trustee    (the
                                        "Pre-Funding  Account")  an amount  (the
                                        "Pre-Funded   Amount")   equal   to  the
                                        difference between the Initial Aggregate
                                        Balance  and  the  Aggregate  Discounted
                                        Contract   Balance   of  all   Contracts
                                        actually  acquired on the  Closing  Date
                                        (as  defined  below).  During the period
                                        (the " Funding Period") beginning on the
                                        Closing  Date and until the  earliest of
                                        the  date on  which  (a) the  amount  on
                                        deposit  in the  Pre-Funding  Account is
                                        less than $____ (b) an  Indenture  Event
                                        of Default  occurs,  or (c) the close of
                                        business on  __________  __,  199_,  the
                                        Pre-Funded  Amount will be maintained in
                                        the  Pre-Funding  Account,   subject  to
                                        withdrawals    on    each     Additional
                                        Receivable  Transfer  Date  (as  defined
                                        below).  During the Funding  Period,  on
                                        each    date   on    which    additional
                                        Receivables       (the       "Additional
                                        Receivables") are acquired by the Issuer
                                        from the Originator (each an "Additional
                                        Receivable  Transfer Date"), the Trustee
                                        will release to the Originator an amount
                                        equal to the Discounted Contract Balance
                                        of  such  Additional  Receivables.   Any
                                        amounts on  deposit  in the  Pre-Funding
                                        Account   after  the  final   Additional
                                        Receivable Transfer Date will be applied
                                        as a  prepayment  of  the  Notes  to the
                                        Noteholders   on  the  next   succeeding
                                        Payment Date in accordance with their respective Class Percentages.


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                                       S-4

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[Capitalized
Interest Account.....................   On the Closing Date, the Trustee will be
                                        required to deposit  $__________  of the
                                        proceeds  of the sale of the Notes in an
                                        account   (the   "Capitalized   Interest
                                        Account")  in the name of the Trustee on
                                        behalf  of  the   Issuer.   The   amount
                                        deposited  therein  will  be used by the
                                        Trustee on each Payment Date through the
                                        Final  Additional  Closing  Date to fund
                                        the    negative    arbitrage    on   the
                                        Pre-Funding    Account.    Any   amounts
                                        remaining  in the  Capitalized  Interest
                                        Account after the Payment Date following the Final Additional Closing Date are required to be paid to the Issuer on such Payment Date.]

Interest.............................   Interest  on the  Notes  will be paid on
                                        each    Payment     Date,     commencing
                                        _____________ [___], 199_, to holders of
                                        record of the Notes (the  "Noteholders")
                                        on the last  business day of the [month]
                                        preceding  the  [month]  in  which  such
                                        Payment  Date  occurs (or in the case of
                                        the initial  Payment  Date,  the Closing
                                        Date) (the "Record  Date" ). Interest on
                                        the  [Class A] Notes is  required  to be
                                        paid to  holders of record of the [Class
                                        A] Notes (the  "[Class A]  Noteholders")
                                        in an amount equal to the sum of the (A)
                                        product of (i) one  twelfth,  (ii) ____%
                                        per annum (the  "[Class  A] Note  Rate")
                                        and (iii) the outstanding [Class A] Note
                                        Balance on the  preceding  Payment  Date
                                        (or,  in the case of the  first  Payment
                                        Date,  on the Closing Date) after giving
                                        effect to any payments of principal made
                                        on that Payment Date, (B) plus [Class A]
                                        Overdue   Interest   (the   "[Class   A]
                                        [Monthly]  Interest").  The  "[Class  A]
                                        Note  Balance"  shall equal,  initially,
                                        $     and  thereafter  shall  equal  the
                                        initial [Class A] Note Balance reduced by all principal payments on the [Class

                                        A]  Notes.   The   "[Class   A]  Overdue
                                        Interest" to be paid on any Payment Date
                                        will mean the excess, if any, of (a) the
                                        aggregate  amount of [Class A] [Monthly]
                                        Interest due on all prior  Payment Dates
                                        over (b) the aggregate  amount of [Class
                                        A]  [Monthly]  Interest  (from  whatever
                                        source)   actually  paid  to  [Class  A]
                                        Noteholders  on all prior Payment Dates.
                                        [Class A] Overdue Interest,  if any, not
                                        previously  paid  to  Noteholders   will
                                        accumulate    and   be   paid   on   the
                                        immediately succeeding Payment Date.

                                        Interest  on  the  [Class  B]  Notes  is
                                        required to be paid to holders of record
                                        of the [Class B] Notes  (the  "[Class B]
                                        Noteholders")  in an amount equal to the
                                        sum  of  (A)  the  product  of  (i)  one
                                        twelfth,   (ii)   ____% per  annum  (the
                                        "[Class B] Note  Rate")  and  (iii)  the
                                        outstanding  [Class B] Note  Balance  on
                                        the  preceding  Payment Date (or, in the
                                        case of the first  Payment  Date, on the
                                        Closing Date) after giving effect to any
                                        payments  of  principal   made  on  that
                                        Payment Date, (B) plus [Class B] Overdue
                                        Interest   (the   "[Class  B]  [Monthly]
                                        Interest"). The "[Class B] Note Balance"
                                        shall   equal,   initially,   $      and
                                        thereafter   shall   equal  the  initial
                                        [Class B] Note  Balance  reduced  by all
                                        principal  payments  on  the  [Class  B]
                                        Notes. The "[Class B] Overdue  Interest"
                                        to be paid on any Payment Date will mean
                                        the excess, if any, of (a) the aggregate
                                        amount of [Class B]  [Monthly]  Interest
                                        due on all prior  Payment Dates over (b)
                                        the   aggregate   amount  of  [Class  B]
                                        [Monthly]    Interest   (from   whatever
                                        source)   actually  paid  to  [Class  B]
                                        Noteholders  on all prior Payment Dates.
                                        [Class B] Overdue Interest, if any, not previously paid to [Class B] Noteholders will accumulate and be paid on the immediately succeeding Payment Date.


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                                       S-5

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                                        Interest  on the [Class C] Notes (if any
                                        are  issued) is  required  to be paid to
                                        holders of record of the [Class C] Notes
                                        (the  "[Class  C]  Noteholders")  in  an
                                        amount  equal  to the  sum  of  (A)  the
                                        product  of (i) one  twelfth,  (ii)  the
                                        [Class C] Note Rate to be established in
                                        connection with the original issuance of
                                        the [Class C] Notes (the "[Class C] Note
                                        Rate") and (iii) the outstanding  [Class
                                        C] Note Balance on the preceding Payment
                                        Date  (or,  in the  case  of  the  first
                                        Payment Date, on the Closing Date) after
                                        giving   effect  to  any   payments   of
                                        principal made on that Payment Date, (B)
                                        plus  [Class C]  Overdue  Interest  (the
                                        "[Class C] [Monthly] Interest").  If any
                                        [Class C] Notes are  issued,  they shall
                                        be issued in an initial principal amount
                                        equal to the  product of (A) $     minus
                                        all  principal  theretofore  paid by the
                                        Trustee  to the  [Class A]  Noteholders,
                                        and the  [Class B]  Noteholders  and (B)
                                        the [Class C]  Percentage  (such initial
                                        principal  amount,  being  the  "Initial
                                        [Class C] Note Balance"). The "[Class C]
                                        Note  Balance"  shall  equal the Initial
                                        [Class C] Note  Balance  reduced  by all
                                        principal  payments  on  the  [Class  C]
                                        Notes. The "[Class C] Overdue  Interest"
                                        to be paid on any Payment Date will mean
                                        the excess, if any, of (a) the aggregate
                                        amount of [Class C]  [Monthly]  Interest
                                        due on all prior  Payment Dates over (b)
                                        the   aggregate   amount  of  [Class  C]
                                        [Monthly]    Interest   (from   whatever
                                        source)   actually  paid  to  [Class  C]
                                        Noteholders  on all prior Payment Dates.
                                        [Class C] Overdue Interest, if any, not previously paid to [Class C] Noteholders will accumulate and be paid on the immediately succeeding Payment Date.

Principal............................   Principal  payments  on  the  Notes  are
                                        required to be made on each Payment Date
                                        to  Noteholders  on the  related  Record
                                        Date.  Principal  on the [Class A] Notes
                                        is  required  to be  paid  in an  amount
                                        equal  to the sum of (i) the  [Class  A]
                                        [Monthly]  Principal and (ii) the [Class
                                        A]  Overdue  Principal.  The  "[Class A]
                                        [Monthly]   Principal"  to  be  paid  to

                                        [Class A]  Noteholders  on each  Payment
                                        Date will mean,  with  respect to all of
                                        the  Receivables  for any Payment  Date,
                                        the  product  of (x)  the sum of (i) the
                                        Contract Payments due during the related
                                        Collection Period minus the aggregate of
                                        the [Monthly]  Yield for all  Contracts,
                                        (ii)  for  each   Contract   that  is  a
                                        Defaulted   Contract,   the   Discounted
                                        Contract  Balance  and  (iii)  for  each
                                        Contract   that  is  the  subject  of  a
                                        prepayment     (provided    that    such
                                        Prepayment   Amount  has  actually  been
                                        deposited in the Collection Account), an
                                        amount equal to the Discounted  Contract
                                        Balance  immediately prior to prepayment
                                        and (y) the [Class A] Percentage. To the
                                        extent that an amount is included in any
                                        of clauses (i) through (iii) above, such
                                        amount  shall  not  be  included  in any
                                        other  such   clause  for   purposes  of
                                        calculating   the  [Class  A]  [Monthly]
                                        Principal.

                                        The "[Class A] Overdue  Principal" to be
                                        paid to [Class A] Noteholders will mean,
                                        with  respect to any Payment  Date,  the
                                        excess,  if any,  of (a)  the  aggregate
                                        amount of [Class A] [Monthly]  Principal
                                        due on all prior  Payment Dates over (b)
                                        the   aggregate   amount  of  [Class  A]
                                        [Monthly]   Principal   (from   whatever
                                        source)   actually  paid  to  [Class  A]
                                        Noteholders on all prior Payment Dates.

                                        Principal  on the  [Class  B]  Notes  is
                                        required  to be paid in an amount  equal
                                        to  the  sum  of  (i)  the   [Class   B]
                                        [Monthly]  Principal and (ii) the [Class
                                        B]  Overdue  Principal.  The " [Class B]
                                        [Monthly]   Principal"  to  be  paid  to
                                        [Class B]  Noteholders  on each  Payment
                                        Date will mean, with respect to

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                                       S-6

-------------------------------------------------------------------------------

                                        all of the  Receivables  for any Payment
                                        Date,  the product of (x) the sum of (i)

                                        the  Contract  Payments  due  during the
                                        related   Collection  Period  minus  the
                                        aggregate of the [Monthly] Yield for all
                                        Contracts,  (ii) for each  Contract that
                                        is a Defaulted Contract,  the Discounted
                                        Contract  Balance  and  (iii)  for  each
                                        Contract   that  is  the  subject  of  a
                                        prepayment     (provided    that    such
                                        Prepayment   Amount  has  actually  been
                                        deposited in the Collection Account), an
                                        amount equal to the Discounted  Contract
                                        Balance  immediately prior to prepayment
                                        and (y) the [Class B] Percentage. To the
                                        extent that an amount is included in any
                                        of clauses (i) through (iii) above, such
                                        amount  shall  not  be  included  in any
                                        other  such   clause  for   purposes  of
                                        calculating   the  [Class  B]  [Monthly]
                                        Principal.

                                        The "[Class B] Overdue  Principal" to be
                                        paid to [Class B] Noteholders will mean,
                                        with  respect to any Payment  Date,  the
                                        excess,  if any,  of (a)  the  aggregate
                                        amount of [Class B] [Monthly]  Principal
                                        due on all prior  Payment Dates over (b)
                                        the   aggregate   amount  of  [Class  B]
                                        [Monthly]   Principal   (from   whatever
                                        source)   actually  paid  to  [Class  B]
                                        Noteholders on all prior Payment Dates.

                                        Principal on the [Class C] Notes (if any
                                        are issued) is required to be paid in an
                                        amount  equal  to the  sum  of  (i)  the
                                        [Class C] [Monthly]  Principal  and (ii)
                                        the  [Class C]  Overdue  Principal.  The
                                        "[Class C]  [Monthly]  Principal"  to be
                                        paid to  [Class C]  Noteholders  on each
                                        Payment Date will mean,  with respect to
                                        all  of  the  Receivables  due  for  any
                                        Payment Date, the product of (x) the sum
                                        of (i) the Contract  Payments due during
                                        the related  Collection Period minus the
                                        aggregate of the [Monthly] Yield for all
                                        Contracts,  (ii) for each  Contract that
                                        is a Defaulted Contract,  the Discounted
                                        Contract  Balance  and  (iii)  for  each
                                        Contract   that  is  the  subject  of  a
                                        prepayment     (provided    that    such
                                        Prepayment   Amount  has  actually  been
                                        deposited in the Collection Account), an amount equal to the Discounted Contract Balance immediately prior to prepayment and (y) the [Class C] Percentage. To the extent that an amount is included in any
                                        of clauses (i) through (iii) above, such
                                        amount  shall  not  be  included  in any
                                        other  such   clause  for   purposes  of
                                        calculating   the  [Class  C]  [Monthly]
                                        Principal.

                                        The "[Class C] Overdue  Principal" to be
                                        paid to [Class C] Noteholders will mean,
                                        with  respect to any Payment  Date,  the
                                        excess,  if any,  of (a)  the  aggregate
                                        amount of [Class C] [Monthly]  Principal
                                        due on all prior  Payment Dates over (b)
                                        the   aggregate   amount  of  [Class  C]
                                        [Monthly]   Principal   (from   whatever
                                        source)   actually  paid  to  [Class  C]
                                        Noteholders on all prior Payment Dates.

                                        The  "[Monthly]  Yield" with  respect to
                                        each Contract, on any Payment Date, will
                                        mean  one-twelfth  of the product of the
                                        Discount    Rate   and   the   Aggregate
                                        Discounted   Contract   Balance  on  the
                                        immediately  preceding  Payment Date (or
                                        the  Cut-Off  Date  in the  case  of the
                                        initial  Payment Date).  The "Discounted
                                        Contract  Balance" of any Contract as of
                                        the  Cut-Off  Date will mean the present
                                        value  of  all  Contract   Payments  due
                                        thereon    after   the   Cut-Off   Date,
                                        discounted monthly at the product of (i)
                                        one-twelfth    and   (ii)   ____%   (the
                                        "Discount Rate"). The Discount Rate is the sum of (a) the weighted average of the [Class A] Note Rate, the [Class B] Note Rate and the [Class C] Note Rate, calculated as of the

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                                       S-7

                                        Closing Date (the "Weighted Average Note
                                        Rate")  and (b) the  Servicing  Fee Rate
                                        (as hereinafter defined).  (For purposes
                                        of calculating the Weighted Average Note
                                        Rate,  the  [Class C] Note Rate shall be
                                        equal to the [Class B] Note Rate and the
                                        balance  applicable  thereto shall equal
                                        ___% of the Initial Aggregate  Balance.)
                                        Thereafter,   the  Discounted   Contract

                                        Balance on the first day of any calendar
                                        month  (a  "Calculation  Date")  is  the
                                        present value of each remaining Contract
                                        Payment to become due under a  Contract,
                                        discounted  monthly  from the date  such
                                        payment is to become due at a rate equal
                                        to  one-twelfth of the Discount Rate. On
                                        the  date  that  a  Contract  becomes  a
                                        Defaulted   Contract,   the   Discounted
                                        Contract  Balance for such Contract will
                                        be  reduced  to  zero.   The  "Aggregate
                                        Discounted  Contract  Balance"  for  any
                                        Calculation  Date  is  the  sum  of  the
                                        Discounted   Contract  Balances  of  all
                                        Contracts.

Subordination........................   [Payments of interest  and  principal on
                                        the [Class B] Notes will be subordinated
                                        in priority  of payment to interest  and
                                        principal  due on the [Class A] Notes to
                                        the extent described herein in the event
                                        of  defaults  and   delinquencies   with
                                        respect to the  Receivables.  The [Class
                                        B] Notes will not receive  any  payments
                                        of interest and  principal  with respect
                                        to a  Collection  Period  until the full
                                        amount of interest and  principal on the
                                        [Class   A]  Notes   relating   to  such
                                        Collection  Period has been deposited in
                                        the  [Class  A]  Distribution   Account.
                                        Distributions  of interest and principal
                                        on  the   [Class   C]   Notes   will  be
                                        subordinated  in  priority of payment to
                                        interest  and   principal   due  on  the
                                        Offered Notes.]

[Reserve Account.....................   Pursuant to the Indenture, the [Class A]
                                        Noteholders  and  [Class B]  Noteholders
                                        will have the benefit of an account (the
                                        "Reserve   Account")   established   and
                                        maintained  by the  Trustee.  Not  later
                                        than  the  business  day  prior  to each
                                        Payment Date, the Trustee is required to
                                        draw on the Reserve Account for payment,
                                        to the extent that the collections  from
                                        the  immediately   preceding  Collection
                                        Period   (the  "Available   Funds")   on
                                        deposit  in an account  established  and
                                        maintained    by   the   Trustee    (the
                                        "Collection Account") are not sufficient to pay [Class A] [Monthly] Interest,
                                        [Class A]  Overdue  Interest,  [Class A]
                                        [Monthly]  Principal,  [Class A] Overdue
                                        Principal, [Class B] [Monthly] Interest,

                                        [Class B]  Overdue  Interest,  [Class B]
                                        [Monthly]  Principal,  [Class B] Overdue
                                        Principal  and the  Servicing  Fee  (the
                                        "Required Payments") on any Payment Date
                                        (such  shortfall,  the "Reserve  Account
                                        Payment"), and the proceeds thereof will be deposited in the Collection Account.

                                        On the Closing  Date,  the Trustee  will
                                        deposit in the Reserve Account an amount
                                        equal  to _% of  the  Initial  Aggregate
                                        Balance from proceeds of the sale of the
                                        Offered  Notes.  On the initial  Payment
                                        Date   and   on   each    Payment   Date
                                        thereafter,  if  necessary,   monies  on
                                        deposit in the Collection  Account after
                                        payments  to  the  Servicer,  [Class  A]
                                        Noteholders  and  [Class B]  Noteholders
                                        (the  "Excess   Collections")  shall  be
                                        deposited in the Reserve  Account to the
                                        extent necessary to bring the balance in
                                        the  Reserve   Account  to  the  Maximum
                                        Reserve Amount (as defined below).

                                        If, on any Payment  Date, a  Restricting
                                        Event  shall  exist,  amounts  otherwise
                                        distributable    to   the    [Class   C]
                                        Noteholders, if any, and to the Issuer shall be deposited into the Reserve Account pursuant to the

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                                       S-8

-------------------------------------------------------------------------------


                                        Indenture.  A "Restricting Event" exists
                                        as of  any  Payment  Date  or as of  the
                                        related   Determination   Date,  when  a
                                        Delinquency Condition (as defined below)
                                        exists on (i) such  Payment  Date,  (ii)
                                        such related Determination Date or (iii)
                                        any of  the  ________  previous  Payment
                                        Dates. A " Delinquency  Condition" shall
                                        be  deemed  to  exist  on  and as of any
                                        Payment Date or on and as of the related
                                        Determination  Date if (x) the aggregate
                                        of the Contract  Payments due during the
                                        related   Collection  Period  under  all
                                        Contracts  with  respect  to  which  any

                                        Contract  Payment or portion thereof was
                                        overdue   as  of   each   of   the   two
                                        immediately   preceding   Payment  Dates
                                        (after   excluding   any  such  Contract
                                        Payment which was paid in full prior to the related Determination Date) exceeds
                                        (y) __ percent of the aggregate of the Contract Payments due during the related Collection Period under all Contracts. If a Delinquency Condition exists on any Payment Date, such Delinquency Condition shall be deemed to continue to and include the day immediately preceding the next Payment Date.

                                        On each Payment  Date,  funds on deposit
                                        in the Reserve Account (after withdrawal
                                        of  any  Reserve  Account   Payment)  in
                                        excess  of the  Maximum  Reserve  Amount
                                        will be  distributed  to the  [Class  C]
                                        Distribution  Account  to the  extent of
                                        the  amount  equal to the  aggregate  of
                                        [Class C]  Overdue  Interest,  [Class C]
                                        [Monthly]  Interest,  [Class C]  Overdue
                                        Principal   and   [Class  C]   [Monthly]
                                        Principal  (such  aggregate  amount (the
                                        "[Class  C]   Distributions")   and  any
                                        remainder  shall be  distributed  to the
                                        Issuer in accordance with the Indenture;
                                        provided, however, that if a Restricting
                                        Event exists on such Payment  Date,  all
                                        funds on deposit in the Reserve  Account
                                        (after withdrawal of any Reserve Account
                                        Payment)  shall  remain  in the  Reserve
                                        Account,  subject  to use  as  otherwise
                                        provided in the Indenture.  The "Maximum
                                        Reserve  Amount"  shall,  on any Payment
                                        Date,  be equal to the  lesser of (i) _%
                                        of the Initial Aggregate Balance or (ii)
                                        the sum of (x) the Outstanding [Class A]
                                        Note  Balance  and (y)  the  Outstanding
                                        [Class  B]  Note  Balance  less  (z) the
                                        Outstanding  [Class C] Note Balance.  If
                                        the  amount on  deposit  in the  Reserve
                                        Account  is   insufficient  to  pay  the
                                        Required   Payments,   no  other  assets
                                        beyond the credit enhancement specified in the prospectus will be available on the related Payment Date for the payment of the deficiency.]

[Bond Insurer........................   __________________,  a     __________
                                        corporation (the "Bond Insurer").]



[Bond Insurance Policies.............   The   Issuer   will   obtain   the  bond
                                        insurance  policies (the "Bond Insurance
                                        Policies"), which are noncancelable,  in
                                        favor of the  Trustee  on  behalf of the
                                        Noteholders   which   provide   for  the
                                        funding  of  an  amount  equal  to  100%
                                        coverage of the amounts due on the Notes
                                        on each  Payment  Date.  On each Payment
                                        Date,  the Bond Insurer will be required
                                        to make Insured Payments to the Trustee,
                                        as  paying  agent.  Payment  of  Insured
                                        Payments   together   with   all   other
                                        distributions by the Issuer are intended
                                        to provide the Trustee  with  sufficient
                                        funds to make  distributions of the full
                                        amount  due  to   Noteholders   on  such
                                        Payment   Date.   The   Bond   Insurance
                                        Policies    do   not    guarantee    the
                                        Receivables  and do not protect  against
                                        any adverse  consequences  caused by any
                                        specified  rate  of   prepayments.   See
                                        "Credit   Enhancement"   and  "The  Bond
                                        Insurance Policies and the Bond Insurer"
                                        herein  and  "Description  of the  Trust
                                        Agreements   -  Credit   and  Cash  Flow
                                        Enhancements" in the Prospectus.]

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                                       S-9

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-------------------------------------------------------------------------------

Servicing............................   The  Servicer  will be  responsible  for
                                        servicing,  making  collections  on  and
                                        otherwise  enforcing the Contracts.  The
                                        Servicer  will be  required  to exercise
                                        the   degree   of  skill   and  care  in
                                        performing   these   functions  that  it
                                        customarily exercises with respect to similar contracts owned by the Servicer.
                                        The Servicer will be entitled to receive a monthly fee (the " Servicing Fee") of the product of (i) one-twelfth, (ii)
                                        ___%  (the  "Servicing  Fee  Rate")  and
                                        (iii) the Aggregate  Discounted Contract
                                        Balance as of the beginning of the previous Collection Period, payable out of the Collection Account, plus late payment fees and certain other fees paid by the Obligors ("Servicing Charges")

                                        and investment earnings on amounts held in the Collection Account ("Investment Earnings"), as compensation for acting as Servicer.

                                        [Except as hereinafter  provided, on the
                                        day  prior  to  any  Payment  Date,  the
                                        Servicer  will  be  required  to make an
                                        advance (a  "Servicer  Advance")  to the
                                        Trustee in an amount sufficient to cover
                                        all   amounts  due  and  unpaid  on  any
                                        Delinquent  Contract as of the  previous
                                        Determination     Date     ("Delinquency
                                        Amounts").  A "Delinquent Contract" will
                                        mean, as of any Determination  Date, any
                                        Contract  (other  than a Contract  which
                                        became  a  Defaulted  Contract  prior to
                                        such Determination Date) with respect to
                                        which  the  Obligor  has  not  paid  all
                                        Contract Payments then due. With respect
                                        to any Delinquent Contract, whenever the
                                        Servicer shall have  determined  that it
                                        will be unable to recover a  Delinquency
                                        Amount  or   portion   thereof  on  such
                                        Delinquent Contract,  the Servicer shall
                                        not  be  required  to  make  a  Servicer
                                        Advance     on    such     unrecoverable
                                        Delinquency  Amount or portion  thereof,
                                        but  will be  required  to  enforce  its
                                        remedies (including  acceleration) under
                                        such  Contract.  Furthermore,  if at any
                                        time the  Originator  is no  longer  the
                                        Servicer,  no Servicer  Advances will be
                                        required. In the event that the Servicer
                                        determines  that any  Servicer  Advances
                                        previously   made   are   Nonrecoverable
                                        Advances,  or any  Delinquent  Contracts
                                        for  which  the   Originator   has  made
                                        advances  of   Delinquency   Amounts  in
                                        respect    thereof   become    Defaulted
                                        Contracts, then the Trustee shall have the right to draw on the Collection Account and the Reserve Account to repay such Servicer Advances.]

                                        Under   the   Receivables    Acquisition
                                        Agreement, a Contract will constitute a "Defaulted Contract" at the earlier of the date on which (i) [______] Contract Payments are due and unpaid as of any Calculation Date or (ii) the Servicer has declined to make a Servicer Advance in accordance with Section _______ of the Receivables Acquisition Agreement on

                                        the grounds that such advance would be a Nonrecoverable Advance or (iii) such Contract has been rejected by or on behalf of the Obligor in a bankruptcy proceeding.


                                        Under certain limited circumstances, the
                                        Servicer  may resign or be  removed,  in
                                        which   event   the   Trustee   will  be
                                        appointed as successor Servicer.

                                        The  Servicer  will be required to cause
                                        amounts  collected on the Receivables on
                                        behalf of the Issuer to be  deposited in
                                        a   lockbox    account   (the   "Lockbox
                                        Account")  maintained  by  the  Trustee.
                                        Funds in the Lockbox Account will be distributed to the Collection Account maintained

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                                      S-10
                                        with the Trustee no later than the [______] Business Day following receipt of such amounts.

[Receivable Substitution.............   The Originator shall have the right (but
                                        not  the  obligation)  to  substitute  a
                                        Receivable  for  any  Receivable   which
                                        defaults    or    prepays.    Substitute
                                        Receivables  must be at  least  equal in
                                        Discounted    Contract    Balance    and
                                        comparable  in terms of residual  value,
                                        credit  quality,  and  monthly  payment,
                                        provided,  that in no  event  shall  the
                                        maturity   date   of   any    Substitute
                                        Receivable   be  later   than  the  last
                                        maturity date of any Initial Receivable or Additional Receivable.]

[Optional Redemption.................   The Issuer will have the option, subject
                                        to certain conditions set forth in the Indenture, to prepay all of the Offered
                                        Notes on any Payment Date on which the Outstanding [Class A] Note Balance is less than [____%] of the Initial [Class
                                        A]  Note  Balance  and  the  Outstanding
                                        [Class  B] Note  Balance  is  less  than

                                        [___%]  of the  Initial  [Class  B] Note
                                        Balance (after giving effect to payments
                                        of principal  on such Payment  Date) (an
                                        "Optional  Redemption").  In  the  event
                                        such  option is  exercised,  the  entire
                                        outstanding  principal  balance  of  the
                                        Offered  Notes,  together  with  accrued
                                        interest  thereon  at the [Class A] Note
                                        Rate  or   [Class  B]  Note   Rate,   as
                                        applicable, will be required to be paid to the [Class A] Noteholders and the [Class B] Noteholders on such Payment Date.]

Limited Repurchase
Obligation...........................   In    the    Receivables     Acquisition
                                        Agreement,   the  Originator  will  make
                                        certain  representations  and warranties
                                        with respect to, among other things, the
                                        Receivables.   The  Originator  will  be
                                        obligated to  repurchase a Receivable if
                                        the  interest  of  the  Trustee  or  the
                                        Noteholders   is  materially   adversely
                                        affected   by  a   breach   of   such  a
                                        representation or warranty with respect to such Receivable and if such breach has not been cured as of the [_______]
                                        Record Date following the Originator's discovery or receipt of notice of such breach.

Certain Legal Aspects
of the Receivables...................   The Issuer will be required to take such
                                        action as is  required  to  perfect  the
                                        Trustee's   security   interest  in  the
                                        Contracts,  the Contract  Payments  [and
                                        the Vehicles] as of the Closing Date, or
                                        in any  event,  within  [________  (__)]
                                        days from the date  thereof.  The Issuer
                                        will  warrant that the Trustee will have
                                        a  first  priority   perfected  security
                                        interest in the Contracts,  the Contract
                                        Payments  owned  by the  Issuer,  [and a
                                        perfected   security   interest  in  the
                                        Vehicles owned by Obligors,]  except for
                                        certain  liens which by operation of law
                                        have priority over previously  perfected
                                        security  interests,  and,  with certain
                                        exceptions, in the proceeds thereof. The
                                        Trustee  will  act as  custodian  of the
                                        Receivables    on    behalf    of    the
                                        Noteholders.

Certain Federal and State

Income Tax Considerations............   Subject to the discussion  below,  under
                                        the Internal  Revenue  Code of 1986,  as
                                        amended,   and   existing   regulations,
                                        administrative    rules   and   judicial
                                        decisions,  counsel  to the Issuer is of
                                        the opinion that the Offered  Notes will
                                        be  characterized  as  indebtedness  for
                                        federal   income  tax  purposes.   As  a
                                        result, a portion of each payment on the
                                        Notes  will  be  treated  as   interest.
                                        Holders of the Offered Notes will be required to include interest paid or accrued on the Offered Notes in gross income.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                        Principal  payments on the Offered Notes
                                        should,    to   the    extent   of   the
                                        Noteholder's  basis in the Offered Notes
                                        allocable  thereto,   be  treated  as  a
                                        return of capital.  See "Certain Federal
                                        Income Tax Considerations" regarding the
                                        foregoing  and  additional   information
                                        concerning the application of federal income tax laws.

ERISA Considerations.................   The  acquisition of Notes by an employee
                                        benefit  plan  subject  to the  Employee
                                        Retirement  Income Security Act of 1974,
                                        as amended  ("ERISA") or the  provisions
                                        of Section  4975 of the Code (a "Plan"),
                                        could result in a prohibited transaction
                                        under  "ERISA"  or  Section  4975 of the
                                        Code, unless such acquisition is subject
                                        to   a   statutory   or   administrative
                                        exemption,   if,   by   virtue  of  such
                                        acquisition,  assets  held by the Issuer
                                        and pledged to the  Trustee  were deemed
                                        to be assets of the Plan.  In  addition,
                                        the  Issuer  or  other  parties  may  be
                                        considered   to  be  a  fiduciary   with
                                        respect to any Plan. Therefore, the acquisition and transfer of the Notes are subject to certain restrictions. See
                                        "ERISA Considerations."



Ratings..............................   It  is  a  condition   of  the  original
                                        issuance of the  Offered  Notes that the
                                        Offered  Notes  receive  ratings  of  by
                                        ("____"),  and by  ("____").  A security
                                        rating is not a  recommendation  to buy,
                                        sell  or  hold  securities,  and  may be
                                        subject to revision or withdrawal at any
                                        time  by  the  assigning   entity.   See
                                        "Projected  Prepayments  and  Yields for
                                        Notes" and "Rating of the Notes"  herein
                                        and   "Yield   Considerations"   in  the
                                        Prospectus.

Risk Factors.........................   For a discussion of certain factors that
                                        should  be  considered  by   prospective
                                        investors  in  the  Offered  Notes,  see
                                        "Risk   Factors"   herein   and  in  the
                                        Prospectus.

Certain Legal Matters................   Certain  legal  matters  relating to the
                                        validity of the  issuance of the Offered
                                        Notes will be passed upon for the Issuer and the Underwriter by Dewey Ballantine, New York, NY.

-------------------------------------------------------------------------------

                                  RISK FACTORS

     Prospective Noteholders should consider, among other things, the following factors in connection with the purchase of the Offered Notes:

     Risk of Losses on Investment Associated with Limited Obligations of the Trust. Distributions of interest and principal on the Notes will be subordinated in priority of payment to interest and principal due on the Notes. The Noteholders will not receive any distributions with respect to a Payment Date until the full amount of interest on and principal of the Notes on such Payment Date has been deposited in the Note Distribution Account. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Trust Accounts. The Securities represent solely obligations of, or interests in, the Trust and the Securities will not be insured or guaranteed by the Sponsor, the Originator, the Servicer, the [Owner] Trustee or any other person or entity. Consequently, holders of the Securities must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount, and the amount required to be on deposit in the Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in the Reserve Account will be available on each Payment Date to cover shortfalls in distributions of interest and principal on the Notes prior to the application thereof to cover shortfalls on the Notes. If the Reserve Account is exhausted, the Trust will depend solely on current payments on the Receivables to make payments on the Securities. Although the Trust will covenant to sell the Receivables if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Receivables will at any time be equal to or greater than the aggregate principal amount of outstanding Notes. Therefore, upon an Event of Default with respect to the Notes there can be no assurance that sufficient funds will be available to repay Noteholders in full and consequently the Noteholders run the risk of loss on their investment. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available therefor in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Final Scheduled Payment Date.

     Risk of Limited Liquidity and Lower Market Price Associated with a Reduction or Withdrawal of Ratings of the Securities. It is a condition to the issuance of the Notes and the Notes that the [Class A Notes] be rated in the [_____] rating category, the [Class B Notes] be rated in the [____] rating category and the Notes be rated at least [___] or its equivalent, in each case by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Securities, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Securities addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Securities pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Notes is based primarily on the creditworthiness of the Receivables, the subordination provided by the Notes and the availability of funds in the Reserve Account. The rating of the Notes is based primarily on the creditworthiness of the Receivables and the availability of funds in the Reserve Account. The ratings of the Securities are also based on the rating of the security insurer. Upon a security insurer default, the rating on the Securities may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Securities were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the security insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Securities. Any reduction or withdrawal of a rating will have an adverse effect on the liquidity and market price of the Securities. See "Ratings."

     [Risk of Reduced Rate of Return Associated with Relationship Between Base Rate and LIBOR. Allocations of payments on the variable rate Receivables to principal and interest depend upon the applicable Base Rate. Interest on the [Class A] Notes, [Class B] Notes and the [Class C] Notes accrues at a rate generally based upon LIBOR. These two rates can and will vary with respect to each other. Historically, they have increased or decreased roughly in tandem and, during the last ten years, LIBOR always has remained below the Base Rate. However, no assurance can be given that these historical trends will continue. There is a risk that if LIBOR were to more above the Base Rate, the spread used to pay interest to the Securityholders would disappear and the rate of return to investors would be reduced.]

     [The variable rate Receivables bear interest at the Base Rate plus a Base Rate Additive ranging from _____% to _____%. Each of the [Class A] Interest Rate, the [Class B] Interest Rate and the [Class C] Interest Rate is based upon LIBOR. If, in respect of any Payment Date, there does not exist a positive spread between the weighted average of the Receivables Rate [Class A Interest Rate] [the Class B Interest Rate] less the Servicing Fee Rate (such difference between the Receivables Rate and the Servicing Fee Rate being the "Net Receivables Rate") for the Collection Period preceding such Payment Date, on the one hand, and the [Class A Interest Rate], [the Class B Interest Rate], [the Class C Interest Rate]for such Payment Date (calculated before giving effect to this sentence), on the other hand, then the Interest Rate for such Payment Date shall not exceed the Net Receivables Rate.]

     [Risk of Reduced Rate of Return Associated with Yield Considerations. The Noteholders will bear the risk associated with the possible narrowing of the spread between the [Class A Interest Rate] [the Class B Interest Rate] [Class C Interest Rate], on the one hand, and the Net Receivables Rate, on the other hand. If this spread disappears (i.e., if the [Class A] Note Rate, the [Class B] Note Rate [Class C] Note Rate exceeds or equals the Net Receivables Rate), the interest payable on the [Class A Notes] [Class B Notes] [Class C Notes] for the related Payment Date will not exceed such Net Receivables Rate. A substantial change in LIBOR at a time when the Net Receivables Rate does not experience a similar change could result in limiting the [Class A Interest Rate] [Class B Interest Rate] [Class C Interest Rate] and consequently could reduce the rate of return to investors as described above.]

     Risk of Lower Yield Associated with Prepayment Considerations. If purchased at other than par, the yield to maturity on the Securities will be affected by the rate of the payment of principal of the Contracts. If the actual rate of payments on the Contracts is slower than the rate anticipated by an investor who purchases the Securities at a discount, the actual yield to such investor will be lower than such investor's anticipate yield. If the actual rate of payments on the Contracts is faster than the rate anticipated by an investor who purchases the Securities at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     [All of the Contracts are fixed-rate contracts. The rate of prepayments with respect to conventional fixed contracts has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate contracts, such contracts are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such contracts. However, the monthly payment on contracts similar to the Contracts is often smaller than the monthly payment on other types of consumer debt, for example, a typical mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the contracts monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate contracts, such contracts are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such contracts. As of the Cut-off Date, ____% of the aggregate principal balance of the Contracts had prepayment penalties.]

     [All of the Contracts are adjustable rate contracts. As is the case with conventional fixed rate contracts, adjustable rate contracts may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their adjustable rate contracts to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the contracts will experience. As of the Cut-off Date, ____% of the aggregate principal balance of the Contracts had prepayment penalties.]


                                 THE RECEIVABLES

Contracts

[Description of collateral is transaction dependent - an example of disclosure language is set forth below].

     [All of the Contracts were purchased by the Sponsor from the Originator in the ordinary course of business and the Contracts constitute substantially all of the automobile and light duty truck retail installment sale contracts included in the Originator's portfolio meeting the selection criteria described herein. Such selection criteria included that: (i) each Contract is secured by a new or used automobile or light duty truck; (ii) each Contract was originated in the United States; (iii) each Contract provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month in the life of the Contract may be minimally different from the level payment, and a minimal number of the Contracts provide for monthly payments for a period of time not exceeding one year after origination in an amount less than such level payment, provided that as of the Cutoff Date the monthly payment currently due under each such Contract is equal
to such level payment;  (iv) each Contract was originated on or prior to       ,
199 ; (v) each Contract has an original term of to months and, as of the Cutoff Date, had a remaining term to maturity of not less than three months nor more than month; (vi) each Contract provides for the payment of a finance charge at an APR ranging from __% to __%; (vii) each Contract shall not have a Scheduled Payment that is more than 30 days past due as of the Cutoff Date;
(viii) no Contract shall be due, to the best knowledge of the  Originator,  from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (ix) no Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (x) as of the Cutoff Date, physical damage insurance relating to each Vehicle is not being force-placed by the Servicer.

         Certain information with respect to the Receivables expected to be sold by the Originator to the Sponsor pursuant to the Receivables Acquisition Agreement and in turn sold by the Sponsor to the Trust pursuant to the Trust Agreement is set forth below. The description of the Receivables presented in this Prospectus Supplement is based upon the pool of Receivables as it is expected to be constituted on the Cutoff Date. While information as of the Closing Date for the Receivables that actually will be sold to the Trust may differ somewhat from the information presented herein, the Sponsor does not expect that the characteristics of the Receivables that are sold to the Trust will vary materially from the information presented in this Prospectus Supplement concerning the Receivables.

     As of the Cutoff Date, approximately __% and approximately __% of the Aggregate Discounted Contract Balance are expected to represent Contracts secured by automobiles and light duty trucks, respectively. Based on the Aggregate Discounted Contract Balance, approximately ___% and approximately ___% of the Contracts are expected to represent financing of new vehicles and used vehicles, respectively, and no more than ___% of the Contracts are expected to be due from employees of the Originator or any of its respective affiliates. As of the Cutoff Date, the average Principal Balance of Contracts secured by automobiles and light duty trucks is expected to be approximately $
and approximately $ , respectively. The majority of the Vehicles are expected to be foreign and domestic automobiles and light duty trucks. Except in the case of any breach of representations and warranties by the Originator, it is expected that none of the Contracts provide for recourse to the Originator who originated the related Contract.

     Each Contract provides for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a

Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Contract will be allocated pursuant to the Indenture on an actuarial basis.

     If an Obligor elects to prepay a Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges, calculated in accordance with the Rule of 78s. The amount of a rebate under a Contract calculated in this manner will always be less than had such rebate been calculated on an actuarial basis. Distributions to Noteholders will not be affected by Rule of 78s rebates under the Contract because pursuant to the Indenture such distributions will be determined using the actuarial method.]

     The expected composition, distribution by APR and geographical distribution of the Contracts are as set forth in the following tables.

                      Expected Composition of the Contracts


Aggregate Discounted Contract Balance ..............  $
Number of Contracts ................................  ___
 Average Original Principal Balance ................  $
  Range of Original Principal Balances .............  $___  to $___
 Weighted Average APR(1)............................   ___ %
  Range of APRs ....................................   ___ % to ___%
Weighted Average Original Maturity(1) ..............   _____  months
  Range of Original Maturities .....................   ___  months to __ months
 Weighted Average Remaining Maturity(1) ............   ___  months
  Range of Remaining Maturities ....................   ___  months to __ months

------------------

(1)  Weighted by Aggregate Discounted Contract Balance as of the Cutoff Date.


                  Expected Distribution of the Contracts by APR

                                                                 Percentage of
                                   Percentage of     Aggregate     Aggregate
                                     Aggregate      Discounted    Discounted
                        Number of      Number        Contract      Contract
Range of APRs           Contracts   of Contracts      Balance       Balance
-------------           ---------   ------------     ---------     --------

    %  to   % ......                       %       $                     %
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
    %  to   % ......
         Total .....                        %       $                     %
                        ========        =====       =======      ==========

                 Expected Distribution of the Contracts by State


                                                              Percentage of
                                Percentage of     Aggregate     Aggregate
                                  Aggregate      Discounted    Discounted
State(1)             Number of      Number        Contract      Contract
--------             Contracts   of Contracts      Balance       Balance
                     ---------   ------------     ---------     --------
                                        %       $                     %






                                         %       $                     %
      Total.......   ========        =====       =======      ==========

------------------
(1)  Based on the addresses of the Obligors.


Substitution

     Pursuant to the Receivables Acquisition Agreement, the Servicer will have the right (but not the obligation) at any time to substitute one or more Eligible Receivables (each a "Substitute Receivable") for a Receivable ("Predecessor Receivable") if:

          (i) the Predecessor Receivable is then in default and, as of the most recent Determination Date, has been in default for at least [____(__)]

     consecutive days or a bankruptcy petition has been filed by or against the Obligor;

          [(ii) the Vehicles comprising part of the Substitute Receivable or Receivables has a current estimated fair market value and a projected residual value, respectively, equal to or greater than the current fair market value and projected residual value of the Vehicles comprising part of the Predecessor Receivable;] and

          (iii) the Substitute Receivable or Receivables require the obligor or obligors thereunder to make Contract Payments during each month ending on or prior to the Stated Maturity Date of the Notes in an amount which is at least as great as the Contract Payment required under the Predecessor Receivable during each such month.

[provided, however, that the Aggregate Discounted Contract Balance of all Contracts substituted shall not exceed [10%] of the Aggregate Discounted Contract Balance of the Initial Receivables and the Additional Receivables.]

     [Upon repossession and disposition of any Vehicles subject to a Defaulted Contract, any deficiency remaining will be pursued to the extent deemed practicable by the Servicer. The Servicer on behalf of the Issuer is directed to maximize the Net Residual Value of the Vehicles relating to any Defaulted Contract, and, in such regard, the Servicer may sell such Vehicles at the best available price, refurbish such Vehicles and re-lease such Vehicles to third parties, or take any other commercially reasonable steps to maximize such Vehicles's Net Residual Value. Liquidation proceeds with respect to any such Defaulted Contract, including any future payments received with respect to such Defaulted Contracts, shall be paid to the Collection Account. If the Servicer reasonably believes that the Net Residual Value of any Vehicles is zero or de minimis, it will dispose of such Vehicles in accordance with its standard procedures.

     [The original counterpart of each Contract constituting chattel paper and the Contract Files will be held by _________________, as Trustee on behalf of the Noteholders. The Trustee will be required to indicate that the Contracts have been transferred by the Originator to the Issuer.]

[The Additional Receivables

     Subject to the conditions set forth below, in consideration of the Trustee's delivery on the related Additional Receivable Transfer Date upon the order of the Issuer of all or a portion of the balance of funds in the Pre-Funding Account, the Originator shall on any Additional Receivable Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Issuer, all right, title and interest of the Originator in and to each Additional Receivable listed on the schedule delivered by the Originator to the Issuer and the Trustee (including all Contract Payments due thereunder);

provided, however, that the Originator reserves and retains all of its right, title and interest in and to all Contract Payments collected and interest accruing on each such Additional Receivable prior to the related Additional Receivable Transfer Date.

     The amount released from the Pre-Funding Account shall be ___________ percent (_____%) of the Discounted Contract Balances of each Additional Receivable so transferred.

         The Originator shall transfer to the Issuer the Additional Receivables and the other property and rights related thereto only upon the satisfaction of each of the following conditions on or prior to the related Additional Receivable Transfer Date:

               a. the Originator shall have provided the Trustee with a timely Addition Notice and shall have provided any information reasonably requested by the Issuer or the Trustee with respect to the Additional Receivables;

               b. the Originator shall have delivered to the Issuer and the Trustee a duly executed written assignment (including an acceptance by the Trustee) (the "Additional Receivable Transfer Agreement"), which shall include schedules listing the Additional Receivables and any other exhibits listed thereon;

               c. the Originator shall have deposited in the Collection Account all collections in respect of the Additional Receivables received on or after the related Additional Receivable Transfer Date;

               d. as of each Additional Receivable Transfer Date, the Originator was not insolvent, will not be made insolvent by such transfer nor is it aware of any pending insolvency;

               e. such addition will not result in a material adverse tax consequence to the Issuer or the Noteholders;

               f. the Originator shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph and in the related Additional Receivable Transfer Agreement;

               g. the obligation of the Issuer to purchase an Additional Receivable on any Additional Receivable Transfer Date is subject to the requirement that such Additional Receivable comply in all material respects with the representations and warranties made by the Originator on the Initial Receivables in the Receivables Acquisition Agreement.]

                         THE ORIGINATOR AND THE SERVICER

General

     The Originator is principally a company engaged in the business of originating and acquiring retail installment sale contract financing to retail customers of automotive dealers. The Originator provides full-service financing, primarily through installment sales contracts, to retail purchasers of new and used automobiles and light duty trucks through dealer programs.

     [The Originator has financed over $___ million of vehicles, representing over _______ vehicles. The Originator currently services over ___ customers through its direct servicing activities and an additional ______ customers in connection with its subsidiaries' activities. As of ____________________, the Originator had __ employees.]

Delinquency and Default Experience

     There can be no assurance that the levels of delinquency and loss experience reflected in Table 1 and Table 2, below, are indicative of the performance of the Receivables included in the Collateral for the Notes.

TABLE 1

                             DELINQUENCY EXPERIENCE
================================================================================
--------------------------------------------------------------------------------

                                                              Year Ended December 31,
                                    1991                          1992                            1993
                          ===============================================================================================
                                  Dollar      Percentage        Dollar       Percentage         Dollar       Percentage
                                  Amount        of Total        Amount         of Total         Amount         of Total
                                   (000)       Portfolio         (000)        Portfolio          (000)        Portfolio
                                   -----       ---------         -----        ---------          -----        ---------
Total Originator Portfolio
  at Year End

Delinquencies:


31- 59 Days

60-89 Days

90 Days or more

Total Delinquencies


Total Delinquencies as a
% of Total Portfolio



TABLE 2
                                 LOSS EXPERIENCE
================================================================================
--------------------------------------------------------------------------------


                                                              Year Ended December 31,
                                    1991                          1992                            1993
                          ===============================================================================================
                                  Dollar      Percentage        Dollar       Percentage         Dollar       Percentage
                                  Amount        of Total        Amount         of Total         Amount         of Total
                                   (000)       Portfolio         (000)        Portfolio          (000)        Portfolio
                                   -----       ---------         -----        ---------          -----        ---------

Total Acquisitions (1)
Gross Defaults
Gross Recoveries
Net Losses
=========================================================================================================================

(1) Total Acquisition = total cost (aggregate purchase price of the Vehicles) to the Originator since inception in ____ thru and including the year end set forth above.

Litigation


     Originator is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings that would have a material adverse effect upon its financial condition or results of operations.


Insurance

     [The Originator requires each obligor under an automobile or light duty truck retail installment sale contract to obtain comprehensive and collision insurance with respect to the related financed vehicle and verifies the existence of such insurance before it will purchase such contract. Following such purchase, the Originator monitors the maintenance of such physical damage insurance but does not force-place physical damage insurance if the related obligor does not maintain such insurance. Instead, each such financed vehicle is covered by a policy of vendor's single interest physical damage insurance in favor of the Originator issued by ______________ (the "VSI Insurance Policy"), which provides limited coverage (subject to deductibles) for, among other things, (i) physical loss or damage from any external cause to such financed vehicle and (ii) inability to locate such financed vehicle or the related obligor. The VSI Insurance Policy is in effect from the date a contract is purchased from the related Dealer and the premium for such VSI Insurance Policy is paid for by the Originator. The Originator will represent and warrant in the Receivables Acquisition Agreement, and the Sponsor will represent and warrant in the Indenture, as to each Contract, that the related Vehicle is insured under the VSI Insurance Policy, the premiums for which have been paid in full, and that such VSI Insurance Policy is in full force and effect.

     The Originator does not require obligors to maintain credit disability or life or credit or health insurance or other similar insurance coverage which provides for payments to be made on the automobile and light duty truck retail installment sale contracts which it purchases on behalf of such obligors in the event of disability or death. To the extent that any such insurance coverage is obtained on behalf of an Obligor, payments received in respect of such coverage may be applied to payments on the related Contract to the extent that the Obligor's beneficiary chooses to do so.]

Servicing

     The Receivables will be serviced by the Originator, as Servicer, pursuant to the Receivables Acquisition Agreement.

     The Receivables Acquisition Agreement requires that servicing of the Receivables by Originator shall be carried out in the same manner in which it services contracts and vehicles held for its own account and consistent with customary practices of servicers in the retail automobile industry, but in performing its duties hereunder, Originator will act on behalf and for the benefit of the Issuer, the Trustee and the holders of the Notes, subject at all times to the provisions of the Indenture, without regard to any relationship which Originator or any Affiliate of Originator may otherwise have with an Obligor. Except as permitted by the terms of any Contract following a default thereunder, Originator shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Vehicles subject to the Contract during the term thereof.

     Following each Determination Date, Originator shall advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 a.m. New York time on the [_______] Business Day prior to the next succeeding Payment Date, a Servicer Advance equal to the Contract Payment due during the preceding Collection Period with respect to each Contract (other than a Contract which became a Defaulted Contract on or prior to such Determination Date) under which the Obligor has not made such payment by such Determination Date; provided, however, that Originator will not be obligated to make a Servicer Advance with respect to any Contract if Originator, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If Originator determines that any Contract Payment it has made, or is contemplating making, would be a Nonrecoverable Advance, Originator shall deliver to the Trustee an Officers' Certificate stating the basis for such determination.

Servicing Compensation and Payment of Expenses

     For its servicing of the Receivables, Originator will be entitled to receive a monthly Servicing Fee equal to the product of (i) one-twelfth, (ii) ___% and (iii) the Aggregate Discounted Contract Balance of all Contracts as of the preceding Determination Date, payable out of the Collection Account, plus Servicing Charges and Investment Earnings.

     All costs of servicing each Receivable in the manner required by the Receivables Acquisition Agreement shall be borne by Originator, but Originator shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Contract [or the Vehicles subject thereto,] Originator's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Contract [or Vehicles]. In addition, Originator shall be entitled to receive on each Payment Date any unreimbursed
Nonrecoverable Advances or Servicer Advances with respect to any Defaulted Contract and the Servicing Fee.

Evidence as to Compliance

     The  Receivables  Acquisition  Agreement  requires  that  with  each set of financial statements delivered pursuant to the Receivables Acquisition Agreement, Originator will deliver an Officers' Certificate stating (i) that the officers signing such Certificate have reviewed the relevant terms of the Receivables Acquisition Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of Originator during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action Originator has taken and is taking with respect thereto, and (iii) that on the basis of such review the officers signing such certificate are of the opinion that during such period Originator has serviced the Receivables in compliance with the required procedures except as described in such certificate.


     Originator shall cause a firm of independent certified public accountants (who may also render other services to Originator) to deliver to the Trustee, with a copy to the Rating Agency and each holder of the Notes, within [90] days following the end of each fiscal year of Originator, beginning with Originator's fiscal year ending ____________, 199__, a written statement to the effect that such firm has examined in accordance with generally accepted practices samples of the accounts, records, and computer systems of Originator for the fiscal year ended on the previous ________ relating to the Receivables (which accounts, records, and computer systems shall be described in one or more schedules to such statement), that such firm has compared the information contained in Originator's reports delivered in the relevant period with information contained in the accounts, records, and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that Originator has, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals, and guides and in the same manner as it services comparable contracts for itself or others, that such accounts, records, and computer systems have been maintained, and that such certificates, accounts, records, and computer systems have been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

Other Servicing Procedures

     At least [___] days prior to each Payment Date, Originator shall deliver a report in writing (the "[Monthly] Servicer Report") to each holder of the Notes, the Trustee and the Rating Agency.


         If an Obligor has [___] Contract Payments which are due and unpaid as of any Determination Date, such Obligor's Contract shall become a Defaulted Contract. Where no satisfactory arrangements can be made for collection of delinquent payments within [__] days of a Contract becoming a Defaulted Contract, Originator shall foreclose or otherwise liquidate any such Defaulted Contract [(together with the related Vehicles)] within [60] days of such Contract becoming a Defaulted Contract. In connection with any foreclosure or other liquidation, Originator will take such action as is appropriate, consistent with Originator's administration of contracts in its own portfolio, including such action as may be necessary to cause, or attempt to cause, the Obligor thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default.

Removal of the Servicer

     The Receivables  Acquisition Agreement will provide that Originator may not resign from its obligations and duties as Servicer thereunder, except upon a determination that Originator's performance of such duties is no longer permissible under applicable law. Originator can only be removed pursuant to a Servicer Event of Default. If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall give written notice to Originator of the termination of all of the rights and obligations of Originator (but none of the Originator's obligations thereunder, which shall survive any such termination) under the Receivables Acquisition Agreement. On and after the time Originator receives a notice of termination, the Trustee shall be the successor in all respects to Originator in its capacity as servicer under the Receivables Acquisition Agreement of the Receivables. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, give notice of such fact to each holder of the Notes and (i) appoint an established institution, satisfactory to the holders of Notes evidencing not less than [_______] of the Voting Rights, as the successor to Originator to assume all of the rights and obligations of Originator, including, without limitation, Originator's right to receive the Servicing Fee (but not the obligations of the Originator contained in the Receivables Acquisition Agreement) or, (ii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as Originator.


                                   THE TRUSTEE

         The Trustee, ____________, has an office at ________________________.

     The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Issuer, and the Servicer, in which event the Issuer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within [30] days after the giving of such notice of resignation, the resigning Trustee or any Noteholder may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Indenture. The Noteholders evidencing more than [__%] of the Voting Rights of the Trust may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                     DESCRIPTION OF THE NOTES AND INDENTURE

     The Notes will be issued pursuant to the Indenture entered into by and between the Issuer and the Trustee. The Trustee will provide a copy of the Indenture, together with copies of the Receivables Acquisition Agreement and the Note Agreement (collectively, the "Agreements") to Noteholders, without charge, upon written request addressed to its Corporate Trust Office.

     The following summary which describes certain provisions of the Indenture, together with certain provisions of the Receivables Acquisition Agreement as they relate to the Notes, does not purport to be complete, and is subject to and qualified in its entirety by reference to such Agreements. Wherever provisions of such Agreements are referred to, such provisions are hereby incorporated herein by reference.

     The obligations evidenced by the Notes are recourse obligations of the Issuer only and are not recourse to the Originator, the Servicer, the Trustee or any other Person. The Issuer will agree in the Indenture and in the Notes to pay to the Noteholders (i) an amount of principal equal to the product of (x) the Initial Aggregate Balance and (y) the applicable Class Percentage and (ii) interest at the applicable Note Rate from the sources and on the terms and conditions set forth in the Indenture, the Receivables Acquisition Agreement and in the Notes.

     Interest accrues on the Notes from Payment Date to Payment Date, and is payable, along with required principal, on the [____] day of each month (or, if such day is not a Business Day, the immediately following Business Day).

     The Notes will be issued in fully registered form only, as authenticated by the Trustee. Each [Class A] Note will evidence $___________ or more of the Initial Aggregate Balance and each [Class B] Note will evidence $___________ or more of the Initial Aggregate Balance. The Initial Aggregate Balance shall be ____% of the Initial Aggregate Discounted Contract Balance and the Original Pre-Funded Amount. The Notes are transferable and exchangeable through the Trustee at its Corporate Trust Office. No service charge will be made for any registration of transfer or exchange of Notes, but a sum sufficient to cover any tax or other governmental charge may be required to be paid by the Noteholder.

     Payments on the Notes are required to be made by the Trustee on each Payment Date, to persons in whose names Notes are registered as of the Record Date.

     The first Payment Date for the Notes will be _______ [__, 199_]. Payments are required to be made by the Trustee by wire transfer of immediately available funds, to Noteholders entitled thereto at the account for such Noteholder appearing in the Note Register on the Record Date or, if no such account is so specified, then by check mailed to the address for such Noteholder appearing in the Note Register on such Record Date.


                            THE BOND INSURANCE POLICY
                              AND THE BOND INSURER

     The following information has been furnished by the Bond Insurer for use in this Prospectus Supplement.

     The Bond Insurer, in consideration of the payment of the premium and subject to the terms of the Bond Insurance Policy, thereby unconditionally and irrevocably guarantees to any Noteholder (as described below) that an amount equal to the full and complete Insured Payments (as described below) will be received by the Trustee, on behalf of the Noteholders, for distribution to each Noteholder of each Noteholder's proportionate share of the Insured Payment. "Insured Payment" means (A) with respect to any Payment Date, the Insufficiency Amount, if any, remaining after making all required transfers to the Collection Account from the Reserve Account pursuant to the Trust Agreement, and (B) the reimbursement of any portion of any interest or principal payment previously paid which is subsequently recovered from the Trustee or any Noteholder pursuant to a final nonappealable judgment by a court of competent jurisdiction to the effect that such payment constitutes a voidable preference to such Noteholder or the Trustee within the meaning of any applicable bankruptcy law. Insured Payments shall be made only at the time set forth in the Bond Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Bond Insurer.

     The Bond Insurer will pay any amount payable under the Bond Insurance Policy pursuant to clause (A) above no later than [12:00 noon New York City] time on the later of the Payment Date on which the related Insufficiency Amount is due or the Business Day following receipt on a Business Day by ____________, as Fiscal Agent for the Bond Insurer, or any successor fiscal agent appointed by the Bond Insurer (the "Fiscal Agent") of a Notice of Nonpayment; provided that if such Notice of Nonpayment is received after [12:00 noon New York City] time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice of Nonpayment received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Bond Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Bond Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice of Nonpayment.

     The Bond Insurer will pay any amount payable under the Bond Insurance Policy pursuant to clause (B) above voided as a preference under any applicable bankruptcy law on the Business Day following receipt on a Business Day by the Fiscal Agent of (i) a certified copy of the final order of the court which exercised jurisdiction to the effect that the Trustee or the Certificateholder is required to return principal or interest paid on the Notes because such payments were voidable preferences under applicable bankruptcy law, (ii) an opinion of counsel satisfactory to the Bond Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Noteholder in any legal proceeding related to payment of principal or interest distributed thereunder, such instruments being in a form satisfactory to the Bond Insurer, provided that if such documents are received after [12:00 noon New York City] time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder and not to any Noteholder directly unless such Noteholder has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Noteholder.

     Insured Payments due under the Note Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments described in (B) of the definition thereof, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor. The Bond Insurer's obligations under the Bond Insurance Policy shall be discharged to the extent funds are transferred to the Trustee for distribution to such Noteholders as provided therein whether or not such funds are properly applied by the Trustee.

     The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Noteholders for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

     Subject to the prior right of the Noteholders to the receipt of the Note Interest, the Overdue Interest, the Principal Distribution Amount and the Overdue Principal on each Payment Date, the Note Insurer shall be entitled to reimbursement of amounts previously paid by the Note Insurer under the Bond Insurance Policy plus interest thereon.

     As used in this section of the Prospectus Supplement, the following terms shall have the following meanings:

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Trust Agreement is located are authorized or obligated by law or executive order to close.

     "Insufficiency Amount" is the amount by which the Required Payments in respect of the Notes for the applicable Payment Date exceeds the Available Funds for distribution to Noteholders on the Business Day preceding such Payment Date.

     "Notice of Nonpayment" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form attached to the Bond Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insufficiency Amount which shall be due and owing on the Payment Date.


     "Noteholder" means any Noteholder as defined in the Indenture (other than the Originator, the Servicer or any affiliate thereof) who, on the applicable Payment Date, is entitled under the terms of the Notes to payment thereunder.

     Capitalized terms used in the Bond Insurance Policy and not otherwise defined therein shall have the respective meanings set forth in the Indenture as of the date of execution of the Bond Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture.

     Any notice under the Bond Insurance Policy or service of process on the Fiscal Agent of the Bond Insurer maybe made at the address listed below for the Fiscal Agent of the Bond Insurer or such other address as the Bond Insurer shall specify in writing to the Trustee.

     The  notice  address  of  the  Fiscal  Agent  is  ________________________,
Attention: ____________ or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Bond Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Bond Insurance Policy is not covered by the Property/Casualty Insurance Security specified in Article 76 of the New York Insurance Law.

     The Bond Insurance Policy is noncancellable for any reason. The premium on the Bond Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

     The Bond Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Bond Insurance Policy and Bond Insurer set forth under this heading "The Bond Insurance Policy and the Bond Insurer".


                        RECEIVABLES ACQUISITION AGREEMENT

Conveyance of Collateral

     On the Closing Date, the Originator will transfer to the Issuer, without recourse, all of its right, title and interest in and to the Collateral (other than the Additional Receivables. On behalf of the Issuer, the Trustee will cause the Issuer to issue the Notes offered hereby to the initial investors.


     The Receivables will be serviced by the Servicer. See "Summary of Terms - The Servicer".


     The  Receivables  are  described on the list of  Receivables  (the "List of
Receivables")   heretofore   delivered  to  the  Trustee  with  respect  to  the

Receivables. The List of Receivables will include for each Contract, a number identifying the Contract, the Discounted Contract Balance, the Obligor's name and address, the original term of each Contract, the remaining term of each Contract, the Discounted Contract Balance as of the Cut-Off Date and the original balance of each Contract. The List of Receivables will be available for inspection by any Noteholder at the principal executive office of the Servicer.

     The Originator has heretofore delivered the Contract Files to the Trustee as required by the Receivables Acquisition Agreement. The Trustee will retain possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Contracts, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Contract. The Servicer has caused its electronic ledger to be marked to show that such Contracts have been transferred by the Originator to the Issuer.

Representations and Warranties of the Originator

     The Originator will make certain warranties in the Receivables Acquisition Agreement for the benefit of the Trustee, the Noteholders and the Issuer, among other things: that (i) the information provided with respect to the related Receivables is correct in all material respects; (ii) the Obligor on each related Receivable is required to maintain physical damage insurance covering the Vehicles in accordance with Originator's normal requirements; (iii) at the applicable Closing Date, the related Receivables are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses, or counterclaims have been asserted or threatened; (iv) at the applicable Closing Date, each of the related Contracts is secured by a [first perfected] security interest in the Vehicles in favor of Originator; and (v) each Receivable, at the time it was originated, complied and, at the applicable Closing Date, complies in all material respects with applicable federal and state laws.

Indemnification

     The Receivables Acquisition Agreement provides that Originator will defend and indemnify any servicer, the Trustee, the Issuer and the Noteholders against any and all losses, claims, damages and liabilities to the extent that the same have been suffered by any such party by virtue of a breach by the Originator of its obligations under the Receivables Acquisition Agreement.

     Pursuant to the Receivables Acquisition Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall incur any liability to the Issuer, the Trustee or the holders of the Notes, for any action taken or not taken in good faith pursuant to the terms of the Receivables Acquisition Agreement with respect to any Contract (including any Defaulted Contract) [or the Vehicles subject thereto;] provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made by it in the Receivables Acquisition

Agreement or in any certificate delivered in conjunction with the purchase of the Notes pursuant to the Note Agreement or for any liability which would otherwise be imposed for any action or inaction resulting from willful misconduct or bad faith or resulting from gross negligence in the performance of its duties thereunder.

Indenture Accounts; Investment of Funds

     The Trustee, pursuant to the Indenture, is required to establish and maintain at all times the Collection Account, the [Class A] Distribution Account, the [Class B] Distribution Account, the [Class C] Distribution Account, [the Pre-Funding Account, the Capitalized Interest Account and the Lockbox Account,] each in the name of the Trustee and for the benefit of the Originator, the Noteholders and the Servicer, as their interests may appear. Each such account will be one or more segregated trust accounts held by the Trustee. The Indenture permits the Issuer to direct the investment of amounts in the Collection Account, [the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account.]

[Pre-Funding Account and Capitalized Interest Account

     On the Closing Date, the Trustee will deposit into the Pre-Funding Account an amount equal to the difference between the Initial Aggregate Balance and the Aggregate Discounted Contract Balance of all Contracts actually acquired on the Closing Date. On each Additional Receivable Transfer Date until the Final Additional Closing Date, the Trustee will distribute from the Pre-Funding Account to the Originator an amount equal to the Discounted Contract Balance of the Additional Receivables sold to the Issuer on such Additional Receivable Transfer Date upon an Issuer Order detailing satisfaction of the conditions set forth in the Receivables Acquisition Agreement with respect to such transfer.

     If the Pre-Funding Account has not been reduced to zero on the Final Additional Closing Date, the Servicer will instruct the Trustee to withdraw from the Pre-Funding Account on such Final Additional Closing Date the remaining Pre-Funded Amount and such amount shall be applied as a prepayment on the Notes to Noteholders in accordance with their respective Class Percentages.

     On the Closing Date, the Trustee shall deposit in the Capitalized Interest Account an amount equal to $_________ (the "Original Capitalized Interest Amount") from the proceeds of the sale of the Offered Notes. On each Payment Date through and including the Payment Date immediately following the Final Additional Closing Date (or, if the Final Additional Closing Date is also a Payment Date, then on the Final Additional Closing Date), the Trustee shall transfer from the Capitalized Interest Account to the Collection Account the Capitalized Interest Requirement for such Payment Date.

     On each Payment Date prior to the Final Additional Closing Date, the Trustee, upon an Issuer Order, shall withdraw from the Capitalized Interest

Account and pay on such Payment Date to the Issuer the Overfunded Interest Amount for such Payment Date. On the Payment Date following the Final Additional Closing Date (or, if the Final Additional Closing Date is also a Payment Date, then on the Final Additional Closing Date), any amounts remaining in the Capitalized Interest Account, after taking into account the transfers on such Payment Date described above, shall be paid to the Issuer on such Payment Date and the Capitalized Interest Account shall be closed.]

Reserve Account

     On the Closing Date, the Issuer shall direct the Trustee to deposit in the Reserve Account an amount equal to ___% of the Initial Aggregate Balance from proceeds of the sale of the Offered Notes.

     If by 12:00 noon, New York time, on the Business Day preceding any Payment Date, Available Funds are insufficient to permit, on such Payment Date, the distribution of all Required Payments under the Indenture, then the Trustee shall transfer, not later than the end of such Business Day, from the Reserve Account to the Collection Account such amount as shall be necessary to make all Required Payments on such Payment Date.

         On each Payment Date, funds on deposit in the Reserve Account (after withdrawal of any Reserve Account Payment) in excess of the Maximum Reserve Amount will be distributed to the [Class C] Distribution Account to the extent of [Class C] Distributions and any remainder shall be distributed to the Issuer in accordance with the Indenture; provided, however, that if a Restricting Event exists on such Payment Date, all funds on deposit in the Reserve Account (after withdrawal of any Reserve Account Payment) shall remain in the Reserve Account, subject to use as otherwise provided in the Indenture. The Maximum Reserve Amount shall, on any Payment Date, be equal to the lesser of (i) ___% of the Initial Aggregate Balance or (ii) the sum of (x) the Outstanding [Class A] Note Balance and (y) the Outstanding [Class B] Note Balance less (z) the Outstanding [Class C] Note Balance. If the amount on deposit in the Reserve Account is insufficient to pay the Required Payments, no other assets will be available on the related Payment Date for the payment of the deficiency. Upon discharge of the Indenture, after all obligations to the Noteholders have been fully and irrevocably satisfied, any balance remaining in the Reserve Account shall be paid to the Issuer.

Flow of Funds

     On or before the Closing Date, the Servicer shall establish, in the name of the Servicer, a post office box (the "Lockbox Facility") for the receipt directly from Obligors of all Contract Payments, on or in respect of each Receivable. No Person other than the Servicer shall be permitted to have access to such Lockbox Facility. On [each] Business Day, the Servicer shall cause all items received in the Lockbox Facility since the [preceding] Business Day to be deposited into the Lockbox Account maintained with the Servicer in the name of (and under the sole control of) the Servicer. All Contract Payments and other payments relating to a Contract received in the Lockbox Facility and so deposited in the Lockbox Account shall constitute part of the Collateral.

     The Servicer shall, on ___ Business Day pursuant to Section _____ of the Receivables Acquisition Agreement (each such day, a "Required Deposit Date") withdraw from the Lockbox Account and deposit in the Collection Account the Transaction Payment Amount.

     The Trustee shall deposit the following into the Collection Account:

          [(i) each Contract Payment received by the Trustee in the Lockbox Facility or otherwise received by the Trustee, including all Contract Payments deposited with the Trustee by the Originator on the Closing Date pursuant to Section _____ of the Note Agreement;

          (ii) the amount of each Delinquency Payment or portion thereof received by the Trustee (whether from the Servicer as a Servicer Advance pursuant to Section ______ of the Receivables Acquisition Agreement, from transfers from the Reserve Account, or from a combination thereof);

          (iii) the amount of each Default Payment or portion thereof received by the Trustee (whether from transfers from the Reserve Account or otherwise); and the proceeds of any repurchase of Contract [and Vehicles] pursuant to Section ____ of the Receivables Acquisition Agreement;

          (iv) any Insurance Proceeds received in the Lockbox Facility or otherwise received by the Trustee;

          (v) the Pre-Funding Earnings, if any, on each Payment Date; and

          (vi) the Capitalized Interest Requirement, if any, on each Payment Date from amounts on deposit in the Capitalized Interest Account.]

     Unless the Notes have been declared due and payable pursuant to Section ______ of the Indenture and moneys collected by the Trustee are being applied in accordance with Section ______ of the Indenture, the Trustee shall on each Payment Date withdraw and pay or cause to be paid all Available Funds and any Reserve Account Payment deposited in the Collection Account (including any investment income with respect to monies on deposit in the Collection Account) the amounts required, for application in the following order of priority:

          [(i) To the Servicer, the Servicing Fee due to the Servicer on such Payment Date and any unreimbursed Nonrecoverable Advances or Servicer Advances, with respect to Defaulted Receivables;

          (ii) To the [Class A] Distribution Account, in the following order of priority, the sum of:

               (a)  the [Class A] Overdue Interest, if any;

               (b)  the [Class A] Monthly Interest;

               (c) if such Payment Date follows the Final Additional Closing Date, the product of (x) the amount, if any, remaining in the Pre-Funding Account on such Payment Date and (y) the [Class A] Percentage;

               (d)  the [Class A] Overdue Principal, if any; and

               (e)  the [Class A] Monthly Principal.

          (iii) To the [Class B] Distribution Account, in the following order of priority, the sum of:

               (a)  the [Class B] Overdue Interest, if any;

               (b)  the [Class B] Monthly Interest;

               (c) if such Payment Date follows the Final Additional Closing Date, the product of (x) the amount, if any, remaining in the Pre-Funding Account on such Payment Date and (y) the [Class B] Percentage;

               (d)  the [Class B] Overdue Principal, if any; and

               (e)  the [Class B] Monthly Principal.

          (iv) To the Reserve Account, an amount equal to the excess, if any, of the Maximum Reserve Amount for the next succeeding Payment Date over the amount on deposit in the Reserve Account (after giving effect to any withdrawals from the Reserve Account on such Payment Date);

          (v) To the [Class C] Distribution Account, in the following order of priority, the sum of:

               (a) the [Class C] Overdue Interest, if any;

               (b) the [Class C] Monthly Interest;

               (c) if such Payment Date follows the Final Additional Closing Date, the product of (x) the amount remaining, if any, in the Pre-Funding Account on such Payment Date and (y) the [Class C] Percentage;

               (d) the [Class C] Overdue Principal, if any; and

               (e) the [Class C] Monthly Principal;]

     [provided, however, that if a Restricting Event shall have occurred and be continuing on such Payment Date, any such amounts otherwise payable under this clause (v) shall be deposited in the Reserve Account.


          (vi) To the [Class A] Noteholders, pro rata, the amount then on deposit in the [Class A] Distribution Account;

          (vii) To the [Class B] Noteholders, pro rata, the amount then on deposit in the [Class B] Distribution Account;

          (viii) To the [Class C] Noteholders, pro rata, the amount then on deposit in the [Class C] Distribution Account; and

          (ix) All remaining amounts in the Collection Account shall be paid to the Issuer; provided, however, that if a Restricting Event shall have occurred and be continuing on such Payment Date, any such amounts otherwise payable under this clause (ix) shall be deposited in the Reserve Account.]

Reports to Noteholders

     Concurrently with each payment to the Noteholders, the Trustee shall mail to the Issuer, the Originator, the Servicer and each Noteholder the following information: (i) the Monthly Servicer Report furnished to the Trustee by the Servicer following such Payment Date pursuant to Section ____ of the Receivables Acquisition Agreement or, if such report has not been received, a written statement to such effect; and (ii) the amount on deposit as of such Payment Date in the Collection Account, the Reserve Account, the Pre-Funding Account and the Capitalized Interest Account, in each case after giving effect to all of the withdrawals and applications or transfers required on such Payment Date pursuant to the Indenture.

Optional Redemption

     The Indenture provides that the Notes may be redeemed by the Issuer, in whole but not in part, as to the then Outstanding Offered Notes, at any time after (i) the [Class A] Note Balance is less than [___%] of the Initial [Class A] Note Balance and (ii) the [Class B] Note Balance is less than [___%] of the Initial [Class B] Note Balance, at the Redemption Price.

     The Issuer, by an Authorized Officer, shall set the redemption date and the redemption record date and give notice thereof to the Trustee.

     Installments of interest and principal due on or prior to a redemption date shall continue to be payable to the Holders of Offered Notes called for redemption as of the relevant Record Dates according to their terms and the provisions of the Indenture. The election of the Issuer to redeem any Offered Notes as described in this Section shall be evidenced in writing by an Authorized Officer directing the Trustee to make the payment of the Redemption Price on all of the Offered Notes to be redeemed from monies deposited with the Trustee pursuant to the Indenture.


Indenture Events of Default and Acceleration

     "Indenture Event of Default" wherever used herein means any one of the following events:

          (i) default in the payment of any principal of or interest and premium, if any, upon any Outstanding Note when it becomes due and payable;

          (ii) default in the performance, or breach, of any covenant set forth in the Indenture;

          (iii) default in the performance, or breach, of any covenant of the Issuer in the Indenture, the Underwriting Agreement or the Receivables Acquisition Agreement and continuance of such default or breach for a period of [___] days after receipt of the written notice thereof;

          (iv) if any representation or warranty of the Issuer or the Originator made in the Indenture, the Note Agreement or the Receivables Acquisition Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made;

          (v) voluntary bankruptcy;

          (vi) involuntary bankruptcy;

          (vii) the rendering against the Issuer of a final judgment, decree or order for the payment of money in excess of [$________] and the continuance of such judgment, decree or order unsatisfied for any period of [___] consecutive days without a stay of execution.

     If an Indenture Event of Default occurs and is continuing, then and in every such case the Trustee or the holders of Notes evidencing not less than [______%] of Voting Rights may declare the unpaid principal amount of all the Notes to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by such Noteholders), and upon any such declaration such principal amount shall become immediately due and payable together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuer.

Remedies

     If an Indenture Event of Default occurs and is continuing of which an Authorized Officer has actual knowledge, the Trustee shall give notice to each Noteholder as set forth in Section _______ of the Indenture and shall solicit the Noteholders for advice. The Trustee shall then take such action, if any, as may be directed by the holders of Notes evidencing not less than [______%] of Voting Rights. Following any acceleration of the Notes, the Trustee shall have all of the rights, powers and remedies with respect to the Collateral as are available to secured parties under the Uniform Commercial Code or other applicable law. Such rights, powers and remedies may be exercised by the Trustee in its own name as trustee of an express trust.

Servicer Events of Default

     Any of the following acts or occurrences shall constitute a Servicer Event of Default by the Servicer under the Receivables Acquisition Agreement:

          (i) failure on the part of the Servicer to remit any payment to the Trustee within the time period required by the Receivables Acquisition Agreement or to make any Servicer Advance;

          (ii) failure on the part of either the Servicer or (so long as the Originator is the Servicer) the Originator to observe or perform in any material respect any other of their respective covenants or agreements in the Receivables Acquisition Agreement which failure continues unremedied for a period of [___] days;

          (iii) if any representation or warranty of the Originator or the Servicer made in the Receivables Acquisition Agreement or in any certificate or other writing delivered pursuant thereto or the Note Agreement or made by the Trustee or any other successor to the Servicer (the "Successor Servicer") in connection with such Successor Servicer's assumption of the duties of the Servicer shall prove to be incorrect in any material respect as of the time when the same shall have been made;

          (iv) voluntary bankruptcy;

          (v) involuntary bankruptcy;

          (vi) the failure of the Servicer to make one or more payments due with respect to recourse debt or other recourse obligations, which debt or obligations in the aggregate exceed [$__________] or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more Persons to cause) more than [$_________] of aggregate recourse debt or other recourse obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance; and

          (vii) the rendering against the Servicer of a final judgment, decree or order for the payment of money in excess of [$_________] and the continuance of such judgment, decree or order unsatisfied and in effect for any period of [___] consecutive days without a stay of execution.


Rights Upon an Event of Servicing Termination

     If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall, upon the request of the holders of Notes evidencing more than [___%] of the Voting Rights, give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer (but none of the Originator's obligations thereunder, which shall survive any such termination) under the Receivables Acquisition Agreement. On the receipt by the Servicer of such written notice, all rights and obligations of the Servicer under the Receivables Acquisition Agreement, including without limitation the Servicer's right thereunder to receive unaccrued Servicing Fees, but none of the Originator's obligations thereunder, shall cease and the same shall pass to and be vested in, and assumed by, the Trustee pursuant to and under the Receivables Acquisition Agreement and the Indenture; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and assignment of any Contract [and the related Vehicles] or such passing, vesting or assumption or to cause Obligors to remit all future Contract Payments and other amounts due under any Contract to such account as shall be specified by the Trustee.

     On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under the Receivables Acquisition Agreement of the Receivables and, to such extent, shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof (but not the obligations of the Originator contained therein which shall survive any such termination as above provided) and shall be entitled to receive from the Issuer the Servicing Fee provided for in the Receivables Acquisition Agreement; provided that the Trustee shall in no way be responsible or liable for any action or actions of the Servicer before the time the Servicer receives such a notice of termination.

Amendment of Agreements

         Indenture

         With the consent of the holders of Notes evidencing not less than [_______%] of Voting Rights, by act of said Noteholders delivered to the Issuer and the Trustee, and with the consent of the Issuer, by an Issuer Order, the Trustee may enter into an amendment to the Indenture or an indenture or indentures supplemental thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Noteholders under the Indenture. Without the consent of Noteholders, amendments may be made by the Issuer and the Trustee to cure any ambiguity, to correct or supplement any provision that is inconsistent with another provision or to add or amend any provision with respect to matters or questions arising under the Indenture; provided, however, that no amendment to the Indenture or supplemental indenture may modify the amount of, or the timing of payment of, any amount due any Noteholder without the consent of such

Noteholder, or any other rights of the holders of a class of Notes, without the consent of [_______%] of the Outstanding Note Balance of the Notes of such class; and provided further that no supplemental indenture may (i) modify any provision of the Indenture requiring the consent of all Noteholders or (ii) release any of the Collateral from the lien of the Indenture or modify Sections ______ or ______ of the Indenture without the consent of all Noteholders.

     Receivables Acquisition Agreement

     The terms of the Receivables Acquisition Agreement shall not be waived, modified or amended without the written consent of the party against whom such waiver, modification or amendment is claimed and, in any case, the Trustee (acting upon the instructions of the holders of Notes evidencing not less than [_______%] of Voting Rights), provided however, that amendments may be made by the Issuer and the Trustee to cure any ambiguity, to correct or supplement any provision that is inconsistent with another provision or to add or amend any provision with respect to matters or questions arising under the Receivables Acquisition Agreement, without the consent of such Noteholders.

Duties and Immunities of the Trustee

     The Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the authentication thereof) or of any Receivable or related document. The Trustee will be required to perform only those duties specifically required of it under the Indenture. However, upon receipt of the various resolutions, certificates, statement, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Indenture.

     No recourse is available based on any provision of the Indenture, the Notes or any Receivable or assignment thereof against the Trustee, and the Trustee has no personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Collateral or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own gross negligence or willful misconduct.

     The Issuer agrees to pay to the Trustee from time to time such compensation for all services rendered by it under the Indenture as the Issuer and the Trustee have agreed in writing prior to the Closing Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), such payment to be made independent of the other payment obligations of the Issuer thereunder; and, except as otherwise expressly provided in the Indenture, to reimburse the Trustee upon its request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with any provision of the Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement, or advance as may be attributable to its negligence or bad faith.



                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes will be directly related to the scheduled rate of principal payments on the underlying Contracts. If purchased at a price of other than par, the yield to maturity will also be affected by the rate of principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

     The Contracts [generally] do not provide for the right of the Obligor to prepay. Under the Receivables Acquisition Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

     The effective yield to Noteholders will depend upon, among other things, the price at which the Notes are purchased, the amount of and rate at which principal, including both scheduled and nonscheduled payments thereof, is paid to the Noteholders. The yield to Noteholders will be affected by lags between the time interest accrues to Noteholders and the time the related interest income is received by the Noteholders.


               CERTAIN FEDERAL AND STATE INCOME TAX CONSIDERATIONS

     The following summary is a general discussion of certain federal income tax consequences under the Internal Revenue Code of 1986 (the "Code") of the purchase, ownership and disposition of the Offered Notes offered hereunder. It is based upon the provisions of the Code, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which authorities are subject to change or differing interpretations, which could apply retroactively. The discussion below does not purport to deal with federal income tax consequences applicable to all categories of investors and is directed solely to [Class A] Noteholders and [Class B] Noteholders that hold the Offered Notes as capital assets within the meaning of section 1221 of the Code, and acquire such Offered Notes for investment and not as a dealer or for resale. Further, this discussion does not address every aspect of the federal income tax laws that may be relevant to a [Class A] Noteholder or a [Class B] Noteholder in light of its particular investment circumstances or to certain types of [Class A] Noteholders or [Class B] Noteholders subject to special treatment under the federal income tax laws (for example, banks, insurance companies and foreign investors).

     [Class A] Noteholders and [Class B] Noteholders and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, [Class A] Noteholders and [Class B] Noteholders should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein.

     The Servicer and the Issuer make no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences. All investors also should consult their own tax advisors in determining the federal, state, local and foreign and any other tax consequences to them of an investment in the Offered Notes and the purchase, ownership and disposition thereof.

Characterization of the Offered Notes as Indebtedness

     Dewey Ballantine, special tax counsel to the Issuer, has advised the Issuer that in its opinion, assuming compliance with the provisions of the Indenture in all material respects, and based on the application of existing law, the provisions of the Indenture, the Receivables Acquisition Agreement and other relevant documents, the facts set forth above in this Prospectus and additional information (including [valuation assumptions relating to the Vehicles] and financial calculations relating to the Contracts provided by the Originator), the Offered Notes will be treated as indebtedness for federal income tax purposes.

Taxation of [Class A] Noteholders and [Class B] Noteholders

     Assuming that the Offered Notes are characterized as indebtedness, generally, interest on the Offered Notes will be taxable as ordinary income for federal income tax purposes when received by a [Class A] Noteholder or [Class B] Noteholder using the cash method of accounting and when accrued by a [Class A] Noteholder or [Class B] Noteholder using the accrual method of accounting.

     If a portion of the purchase price of an Offered Note paid by a [Class A] Noteholder or [Class B] Noteholder reflects interest that accrued on such Note prior to the Closing Date ("pre-issuance accrued interest"), the interest payable on the first Payment Date will include such pre-issuance accrued interest. If applicable, for purposes of information returns to the [Class A] Noteholders and [Class B] Noteholders and the Internal Revenue Service (the "IRS"), the Servicer currently intends to treat the applicable portion of the stated interest payable on the first Payment Date as a return of such pre-issuance accrued interest (as a separate asset), rather than as an amount payable on the Offered Note. This position is based upon the rules governing original issue discount that are set forth in proposed Treasury regulations (the "[Proposed OID Regulations"]) issued under sections [1271-1273 and 1275 of the Code.] However, the [Proposed OID Regulations] suggest that such pre-issuance accrued interest also may be treated as included in the issue price of the Note and that, under such alternative treatment, the portion of the interest paid on the first Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Payment Date should be included in the stated redemption price of the Note for purposes of the original issue discount rules under the [Proposed OID Regulations.] It is unclear whether a [Class A] Noteholder or [Class B] Noteholder could adopt such alternative treatment unilaterally. Accordingly, [Class A] Noteholders and [Class B] Noteholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of an Offered Note and the consequences thereof under the original issue discount rules. The [Proposed OID Regulations] are subject to change and are not binding authority before their adoption as final or temporary regulations. [The Proposed OID Regulations are proposed to be effective sixty days after the date their publication as final regulations, and prior proposed regulations already have been withdrawn.]

     Original Issue Discount. [While it is not anticipated that the Offered Notes will be issued with original issue discount within the meaning of section 1273 of the Code ("OID"),] if the Offered Notes are in fact issued at a discount, the following rules will apply. The excess of the principal amount of the Offered Notes over their initial issue price (in this case, with respect to each Offered Note the price paid by the first buyer of such Offered Note) will constitute OID. [Class A] Noteholders and [Class B] Noteholders must include OID (unless the amount of such OID is treated as de minimis) in income as interest over the term of the Offered Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Any de minimis OID on the Offered Notes will be required to be allocated among the principal payments to be made on such Offered Notes, and the portion of such discount allocated to each principal payment will be required to be reported as income as each principal payment is made.

     In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and
(ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the Offered Notes. It is unclear whether those provisions would be applicable to the Offered Notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the Offered Notes, the amount of OID that will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations, the Servicer currently intends that any information reports or returns to the IRS and the [Class A] Noteholders and [Class B] Noteholders regarding OID, if any, will be based on the assumption that there will be no prepayments under the Contracts. However, neither the Issuer, the Trustee, the Underwriter(s) nor the Originator will make any representation regarding the prepayment rate of the Contracts. See "Prepayment and Yield Considerations." Accordingly, [Class A] Noteholders and [Class B] Noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the Contracts (and the OID rules) if the Offered Notes are issued with OID.

     If any Prepayment Premium is payable on any Payment Date as a result of certain prepayments under the Offered Notes, as described above (see "Summary of Memorandum -- Prepayment Premium" and "Prepayment and Yield Considerations"), it is unclear when such amounts will be taxable to a [Class A] Noteholder or [Class B] Noteholder. It is possible that such holder of an Offered Note would not be required to include any such amounts in income unless and until such Prepayment Premium becomes payable to such holder, depending upon the holder's method of accounting. However, the IRS could require such amounts to be accrued as income in earlier periods based on anticipated prepayments or other factors. In the absence of further guidance, the Servicer currently intends to treat such amounts as not includible by the [Class A] Noteholders and [Class B] Noteholders prior to the Payment Date immediately following any actual prepayment under a Contract (or the Payment Date on which any other prepayment of the Offered Notes occurs) that creates the entitlement of such [Class A] Noteholders and [Class B] Noteholders to a redemption premium. Holders of the Offered Notes should consult their own tax advisors concerning the tax treatment of such Prepayment Premium. It appears that such income would be ordinary income rather than capital gain. However, this is not entirely clear and [Class A] Noteholders and [Class B] Noteholders also should consult their own tax advisors concerning such aspect of the tax treatment of such Prepayment Premiums.

     The foregoing discussion is based in part on the [Proposed OID Regulations], which do not address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Notes in the event that the OID rules apply to the Offered Notes. [Moreover, final regulations may differ from such proposed regulations, and may have retroactive effect.] [Class A] Noteholders and [Class B] Noteholders should consult their own tax advisors regarding the proper method of reporting taxable income from the Offered Notes. Furthermore, if the Offered Notes are issued with OID the Servicer will calculate the yield of each Offered Note based on the initial issue price of the Offered Notes and will report such amount annually to the IRS and each holder of an Offered Note. The amount of OID, if any, reported to [Class A] Noteholders and [Class B] Noteholders by the Servicer for a calendar year may not be the proper amount of OID required to be reported by any holder who did not purchase its Offered Note at such initial issue price, or by any holders of Offered Notes who are not original purchasers. Accordingly, [Class A] Noteholders and [Class B] Noteholders should consult their own tax advisors to determine the amount of OID includible in income during a calendar year. See "Information Reporting" below.

     Market Discount. A subsequent holder who purchases an Offered Note at a discount may be subject to the "market discount" rules of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Note, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Note. In particular, under section 1276 of the Code, a holder who purchases an Offered Note at a discount that exceeds de minimis market discount generally will be required to allocate a portion of each such partial principal payment or proceeds of disposition to accrued market discount not previously included in income, and to recognize ordinary income to that extent. If the provisions of section 1272(a)(6) of the Code apply to the Offered Notes, as described above with respect to the use of a reasonable prepayment assumption (and adjustments resulting from actual prepayments), such provisions also would affect accrual of any market discount. Accordingly, [Class A] Noteholders and [Class B] Noteholders are advised to consult their own tax advisors regarding the impact of such requirement if the Offered Notes are purchased at a discount.

     A [Class A] Noteholder or [Class B] Noteholder may elect to include such market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing.

If made, such election will apply to all market-discount bonds acquired by such [Class A] Noteholder or [Class B] Noteholder on or after the first day of the first taxable year to which such election applied. If such election is made, the interest deferral rule described above will not apply. If an Offered Note is purchased at a de minimis market discount, the actual discount will be required to be allocated among the principal payments to be made on such Offered Note, and the portion of such discount allocated to each principal payment will be required to be reported as income as each principal payment is made, in the same manner as discussed above regarding de minimis OID.

     Premium. In the event that an Offered Note is purchased at a premium (i.e., the purchase price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a [Class A] Noteholder or [Class B] Noteholder as an offset to interest income (with a corresponding reduction in the [Class A] Noteholder's or [Class B] Noteholder's basis) under a constant yield method over the term of the Offered Note if such holder makes (or has in effect) an election under section 171 of the Code.

     Sales of Offered Notes. Except as described above with respect to the market discount rules and as provided under section 582(c) of the Code in the case of banks and other financial institutions, any gain or loss, equal to the difference between the amount realized on the sale and the adjusted basis of such Offered Note, recognized on the sale or exchange of an Offered Note by an investor who holds such Offered Note as a capital asset will be capital gain or loss. However, a portion of any gain from the sale of an Offered Note that might otherwise be capital gain may be treated as ordinary income to the extent such Offered Note is held as part of a "conversion transaction" within the meaning of new section 1258 of the Code, recently enacted pursuant to the Omnibus Budget Reconciliation Act of 1993. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Offered Notes or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such conversion transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income in general will not exceed the amount of interest that would have accrued on the taxpayer's net investment in such conversion transaction at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction (to the extent provided in regulations to be issued) to reflect prior inclusion of interest or other ordinary income items from the transaction.

     The adjusted basis of an Offered Note generally will equal its cost, increased by any income previously reported (including any OID and market discount income) by the selling [Class A] Noteholder or [Class B] Noteholder and reduced (but not below zero) by any deduction previously allowed for losses and any amortized premium and by any payments previously received with respect to such Offered Note. Principal payments on the Offered Note will be treated as amounts received upon a sale or exchange of the Offered Note under the foregoing rules.

Information Reporting

     The Servicer is required to furnish or cause to be furnished to each [Class A] Noteholder or [Class B] Noteholder with each payment a statement setting forth the amount of such payment allocable to principal on the Offered Note and to interest thereon at the applicable interest rate. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each [Class A] Noteholder or [Class B] Noteholder who was such a holder at any time during such year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of Offered Notes to prepare their tax returns. If the [Class A] Notes or the [Class B] Notes are issued with OID, the Servicer will provide or cause to be provided to the IRS and, as applicable, to the [Class A] Noteholders or [Class B] Noteholders information statements with respect to OID as required by the Code or as such holders of the Offered Notes may reasonably request from time to time. For the reasons described under "Taxation of [Class A] Noteholders and [Class B] Noteholders -- Original Issue Discount," above, if Offered Notes are issued with OID, the amount of OID reported for a calendar year may not be the proper amount of OID required to be reported by any holder thereof who did not purchase its Offered Note for the initial issue price at which such Offered Notes were first sold, or by holders of such Offered Notes who are not original purchasers. Accordingly, [Class A] Noteholders and [Class B] Noteholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.


Foreign Investors

     A [Class A] Noteholder or [Class B] Noteholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of an Offered Note generally will not be subject to United States federal income or withholding tax in respect of interest (including accrued OID, if any) paid on an Offered Note, provided that the [Class A] Noteholder or
[Class B] Noteholder complies to the extent necessary with certain identification requirements (including delivery of a statement (IRS Form W-8), signed by the [Class A] Noteholder or [Class B] Noteholder under penalties of perjury, certifying that such [Class A] Noteholder or [Class B] Noteholder is not a United States person and providing the name and address of such [Class A] Noteholder or [Class B] Noteholder). The foregoing exemption does not apply to payments of interest (including payments in respect of accrued OID, if any), received by a [Class A] Noteholder or [Class B] Noteholder that either (i) owns directly or indirectly a 10% or greater interest in the Issuer, (ii) is a bank that purchased its Note in the ordinary course of its trade or business, (iii) is a person within a foreign country which the IRS has included in a list of countries that do not provide adequate exchange of information with the United States to prevent tax evasion by United States persons, or (iv) is a "controlled foreign corporation" (within the meaning of section 957 of the Code) with respect to which the Issuer is a "related person" (within the meaning of section 881(c)(3)(C) of the Code). If the [Class A] Noteholder or [Class B] Noteholder does not qualify for the foregoing exemption from withholding, payments of interest (including payments in respect of any accrued OID) to such [Class A] Noteholder or [Class B] Noteholder may be subject to withholding tax at a tax rate of 30%, subject to reduction (including exemption) under any applicable tax treaty, provided the [Class A] Noteholder or [Class B] Noteholder supplies (at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations) a completed IRS Form 1001 to report its eligibility for such reduced rate or exemption.

     Amounts allocable to interest (including accrued OID,if any), received by a [Class A] Noteholder or [Class B] Noteholder that is not a United States person, which constitute income that is effectively connected with a United States trade or business carried on by the [Class A] Noteholder or [Class B] Noteholder, will not be subject to withholding tax, but rather will be subject to United States income tax at the graduated rates applicable to United States persons, provided the [Class A] Noteholder or [Class B] Noteholder supplies (at the time of its initial purchase, and at such subsequent times as are required under the Treasury regulations) a completed IRS Form 4224 to report its exemption from withholding.

     For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof or an estate or trust the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. [Class A] Noteholders and [Class B] Noteholders who are not United States persons should consult their own tax advisors regarding the tax consequences of purchasing, owning or disposing of an Offered Note.


Backup Withholding

         Payments of interest and principal, as well as payments of proceeds from the sale of Offered Notes, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Information returns will be sent annually to the IRS and each [Class A] Noteholder and [Class B] Noteholder setting forth the amount of interest paid on the Offered Notes and the amount of any tax withheld thereon.

State, Local and Other Taxes

     Investors should consult their own tax advisors regarding whether the purchase of the Offered Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of an Offered Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

     THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA)

are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. For additional information regarding treatment of the Notes under ERISA, see "ERISA Considerations" in the Prospectus.

     If the Notes constitute equity interests, there can be no assurance that any of the exceptions set forth in the Regulations will apply to the purchase of Notes offered hereby. Under the terms of the Regulations, if the Issuer were deemed to hold Plan assets by reason of a Plan's investment in Notes, such Plan assets would include an undivided interest in the Receivables, and any other assets held by the Issuer. In such an event, the Originator, the Issuer, the Trustee and other persons providing services with respect to the Receivables, may be subject to the fiduciary responsibility provisions of Title Originator of ERISA and be subject to the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving the Receivables unless such transactions are subject to a statutory or administrative exemption. Additionally, if the Issuer were deemed to hold Plan assets, each Noteholder may be subject to the fiduciary responsibility provisions of Title Originator of ERISA with respect to its right to consent or withhold consent to amendments to the Indenture and with respect to its right to vote on action to be taken or not taken if an Indenture Event of Default occurs.

     In addition, certain affiliates of the Originator, the Issuer and the Trustee may be considered to be parties in interest or fiduciaries with respect to many Plans. An investment by such a Plan in Notes may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

     Any Plan fiduciary that proposes to cause a Plan to purchase Notes should consider whether such purchase would be appropriate under the general fiduciary standards of prudence and diversification, taking into account the overall investment policy of the Plan and its existing portfolio and should consult with its counsel with respect to the potential applicability of ERISA and the Code.

                                     RATINGS

     As a condition to the issuance of the Offered Notes, the [Class A] Notes must be rated at least "____" by the Rating Agency and the [Class B] Notes must be rated at least "____" by the Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The rating of ________________________ assigned to the Offered Notes addresses the likelihood of the receipt by [Class A] Noteholders and [Class B] Noteholders of all distributions to which such Noteholders are entitled. The ratings assigned to the Offered Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that [Class A] Noteholders and [Class B] Noteholders might suffer a lower than anticipated yield.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Issuer has agreed to sell to each of the Underwriter(s) named below (the "Underwriter(s)"), and each of the Underwriter(s) has severally agreed to purchase, the principal amount of Notes set forth opposite its name below.

                      Principal             Principal
                      Amount                Amount
Underwriter(s)        of A Notes            of B Notes

                      $                     $

                      ------------          ------------

Total                 $
                      ------------          ------------

         In the Underwriting Agreement, the Underwriter(s) have agreed, subject to the terms and conditions therein, to purchase all the Notes offered hereby if any of such Notes are purchased. The Issuer has been advised by the Underwriter(s) that they propose initially to offer the Class A Notes and the Class B Notes to the public at the price set forth herein, and to certain dealers at such price less a concession not in excess of ___% per Class A Note and __% per Class B Note. The Underwriter(s) may allow and such dealers may reallow a concession not in excess of __% per Class A Note and ___% per Class B Note to certain other dealers. After the initial public offering, such prices and such concessions may be changed.


         The Underwriting Agreement provides that the Issuer and Originator will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the [several] Underwriter(s) may be required to make in respect thereof. The Commission is of the opinion that indemnification for securities law violations is contrary to the public policy expressed in the federal securities laws, and, consequently, that such indemnification provisions are unenforceable.


     The Trustee may, from time to time, invest the funds in certain accounts in Eligible Investments acquired from the Underwriter(s).

                                REPORT OF EXPERTS

     The financial statements of the Certificate Insurer, _____________, for each of the two years in the periods ending December 31, 199_ and 199_,

appearing in Appendix A of this Prospectus Supplement have been audited by _____________, independent accountants, as indicated in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Notes, including federal and state income tax consequences with respect thereto, as well as other matters, will be passed upon for the Issuer and the Underwriter(s) by Dewey Ballantine, New York, New York.

                             INDEX OF DEFINED TERMS

                                                                Page
                                                                ----

Additional Receivable Transfer  Agreement ..................     21
Additional Receivable Transfer  Date .......................      6
Additional  Receivables ....................................      6
Aggregate Discounted Contract  Balance .....................     10
Agreements .................................................     26
Applicable Federal  Rate
Applicable Federal Rate ....................................     41
APR ........................................................     18
Available  Funds ...........................................     10
Backup Withholding Tax .....................................     42
Bond Insurance  Policies ...................................   3,11
Bond  Insurer ..............................................   3,11
Business  Day ..............................................     27
Calculation  Date ..........................................     10
Capitalized Interest  Account ..............................      7
Cede .......................................................      3
Class A Monthly Interest ...................................      7
Class A Monthly Principal ..................................      8
Class A Note Balance .......................................      7
Class A Note Rate ..........................................      7
Class A  Noteholders .......................................      7
Class A Notes ..............................................      1
Class A Overdue Interest ...................................      7
Class A Overdue Principal ..................................      8
Class A Percentage .........................................      1
Class B Monthly Interest ...................................      7
Class B Monthly Principal ..................................      8
Class B Note  Balance ......................................      7
Class B Note  Rate .........................................      7
Class B  Noteholders .......................................      7

Class B Notes ..............................................      1
Class B Overdue Interest ...................................      7
Class B Overdue Principal ..................................      9
Class B Percentage .........................................      1
Class C  Distributions .....................................     11
Class C Monthly Interest ...................................      8
Class C Monthly Principal ..................................      9
Class C Note  Balance ......................................      8
Class C Note  Rate .........................................      8
Class C  Noteholders .......................................      8
Class C Notes ..............................................      1
Class C Overdue Interest ...................................      8
Class C Overdue Principal ..................................      9
Code .......................................................     38
Collateral .................................................      1
Collection Account .........................................     10
Commission .................................................      3
Contracts ..................................................      1
Contribution and Servicing Agreement .......................      3

                                                                           Page
                                                                           ----

Defaulted  Contract .......................................................   12
Delinquency  Amounts ......................................................   12
Delinquency  Condition ....................................................   11
Delinquent  Contract ......................................................   12
Discount  Rate ............................................................    9
Discounted Contract  Balance ..............................................    9
 ERISA ....................................................................   14
Excess  Collections .......................................................   10
Excess Contract  Balance ..................................................    5
Funding  Period ...........................................................    6
 Indenture ................................................................    3
Investment  Earnings ......................................................   12
 IRS ......................................................................   39
Issuer ....................................................................    1
List of Receivables .......................................................   29
Lockbox  Account ..........................................................   12
Lockbox  Facility .........................................................   32
Maximum Reserve  Amount ...................................................   11
Monthly  Yield ............................................................    9
 Net Receivables Rate .....................................................   16
Noteholders ...............................................................    7
Notes .....................................................................    1
Offered Notes .............................................................    1
Optional  Redemption ......................................................   13
Original Capitalized Interest Amount ......................................   31
Payment  Date .............................................................    3

Pre-Funded  Amount ........................................................    6
Pre-Funding  Account ......................................................    6
Predecessor  Receivable ...................................................   20
Rating Agencies ...........................................................   15
Receivables ...............................................................    1
Record  Date ..............................................................    7
Required Deposit Date .....................................................   32
Required  Payments ........................................................   10
Reserve  Account ..........................................................   10
Reserve Account  Payment ..................................................   10
Restricting  Event ........................................................   11
Rule of  78s ..............................................................   18
 Servicer .................................................................    4
Servicer  Advance .........................................................   12
Servicing  Charges ........................................................   12
Servicing  Fee ............................................................   12
Servicing Fee  Rate .......................................................   12
Stated Maturity  Date .....................................................    3
Successor Servicer ........................................................   35
 Supplement ...............................................................    4
 Trustee ..................................................................    4
VSI Insurance Policy ......................................................   24
Weighted-Average Note  Rate ...............................................   10
[Class C] Percentage ......................................................    1